EXHIBIT 4.6

                               Purchase Agreement,

                                  by and among

                              Halo Resources Ltd.,

                                       and

                             Sheridan Platinum Group

                                      dated

                                February 18, 2005




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                               PURCHASE AGREEMENT





                                      AMONG

                        THE SHERIDAN PLATINUM GROUP LTD.

                                       AND

                               HALO RESOURCES LTD.










                                February 18, 2005





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                                TABLE OF CONTENTS

                               PURCHASE AGREEMENT


ARTICLE 1 INTERPRETATION.......................................................1
1.1      DEFINITIONS...........................................................1
1.2      SCHEDULES.............................................................5
1.3      INTERPRETATION........................................................5
ARTICLE 2 PURCHASE AND SALE....................................................6
2.1      PURCHASE AND SALE.....................................................6
2.2      PURCHASE PRICE........................................................6
2.3      SECTION 85 ELECTION...................................................7
2.4      ALLOCATION OF PURCHASE PRICE AMONG ASSETS.............................7
2.5      GOODS AND SERVICES TAX ON PROPERTIES AND BUILDINGS....................7
2.6      TRANSFER TAXES........................................................7
ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE VENDOR.........................7
3.1      REPRESENTATIONS AND WARRANTIES OF THE VENDOR..........................7
3.2      SURVIVAL.............................................................10
3.3      RELIANCE.............................................................10
ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.....................11
4.1      REPRESENTATIONS AND WARRANTIES.......................................11
4.2      SURVIVAL.............................................................12
4.3      RELIANCE.............................................................13
ARTICLE 5 COVENANTS OF THE VENDOR.............................................13
5.1      PRIOR TO CLOSING DATE................................................13
5.2      CONFIDENTIALITY......................................................14
ARTICLE 6 COVENANTS OF PURCHASER..............................................14
6.1      PURCHASER'S COVENANTS................................................14
ARTICLE 7 CONDITIONS OF THE PURCHASER.........................................15
7.1      PURCHASER'S CONDITIONS...............................................15
7.2      WAIVER/SURVIVAL......................................................16
ARTICLE 8 CONDITIONS OF THE VENDOR............................................16
8.1      VENDOR'S CONDITIONS..................................................16
8.2      WAIVER/SURVIVAL......................................................17
ARTICLE 9 CLOSING AND TERMINATION.............................................17
9.1      CLOSING DATE AND LOCATION............................................17
9.2      VENDOR'S CLOSING DOCUMENTS...........................................17
9.3      PURCHASER'S CLOSING DOCUMENTS........................................18
9.4      CONVEYANCE OF ASSETS.................................................19
9.5      TRUST REGARDING ASSETS NOT CONVEYED..................................19
9.7      EFFECT OF TERMINATION................................................20
ARTICLE 10 INDEMNITIES........................................................20
10.1     GENERAL INDEMNIFICATION OF PURCHASER.................................20
10.2     VENDOR'S LIMITATIONS.................................................20
10.3     GENERAL INDEMNIFICATION OF VENDOR....................................20
10.4     SPECIFIC INDEMNIFICATION OF PURCHASER IN RELATION
             TO EARLY ENTRY AND DRILLING......................................21
10.5     PURCHASER'S LIMITATIONS..............................................21
10.6     CLAIMS UNDER VENDOR'S INDEMNITY......................................21
10.7     CLAIMS UNDER PURCHASER'S INDEMNITY...................................22
10.8     CERTIFICATES.........................................................22




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                                      -ii-


ARTICLE 11 POST CLOSING MATTERS...............................................23
11.1     PROPERTY MAINTENANCE.................................................23
11.2     RETURN OF ASSETS.....................................................23
11.3     CONDITION OF ASSETS..................................................23
11.4     REGISTRATION.........................................................23
11.5     RENEGOTIATION OF TERMS OF REGISTRATION...............................23
11.6     DISCHARGE OF SECURITY................................................24
ARTICLE 12 AREA OF INTEREST...................................................24
12.1     AREA OF INTEREST.....................................................24
ARTICLE 13 EVENTS OF DEFAULT..................................................24
13.1     EVENTS OF DEFAULT....................................................24
13.2     REMEDIES UPON DEFAULT................................................25
13.3     ESCROW ARRANGEMENT...................................................25
13.4     COVENANT NOT TO TRANSFER PROPERTIES..................................25
13.5     APPLICATION FOR SECTION 118 RESTRICTION..............................26
13.6     SURVIVAL............................................................ 26
ARTICLE 14 ARBITRATION........................................................26
14.1     SETTLING DISPUTES....................................................26
14.2     ARBITRATION..........................................................26
14.3     AVAILABILITY OF OFFICERS, EMPLOYEES, ETC.............................27
14.4     ARBITRATION DOES NOT APPLY...........................................27
ARTICLE 15 GENERAL............................................................27
15.1     TENDER...............................................................27
15.2     EXPENSES.............................................................28
15.3     TIME.................................................................28
15.4     ASSIGNMENT...........................................................28
15.5     NOTICES..............................................................28
15.6     ANNOUNCEMENTS........................................................29
15.7     MODIFICATIONS, APPROVALS AND CONSENTS................................29
15.8     GOVERNING LAW........................................................29
15.9     SEVERABILITY.........................................................29
15.10    ENTIRE AGREEMENT.....................................................29
15.11    FURTHER ASSURANCES...................................................29
15.12    ENUREMENT............................................................30
15.13    COUNTERPARTS.........................................................30










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                                      -1-



THIS AGREEMENT is made as of February 18, 2005

AMONG:

         THE SHERIDAN PLATINUM GROUP LTD., a company incorporated under the laws of Canada, having a place of business at 14 Park Lane Circle, Toronto, Ontario, M5B 1Z7

         (the "VENDOR")

AND:

         HALO RESOURCES LTD., a company continued under the laws of British Columbia, having a registered office at 1305, 1090 West Georgia Street, Vancouver, British Columbia, V1E 3V7

         (the "PURCHASER")


WHEREAS:

The Vendor has agreed to sell and the Purchaser has agreed to purchase all of the Assets on the terms and subject to the conditions hereinafter contained.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of one dollar and the premises and mutual agreements and covenants herein contained (the receipt and adequacy of such consideration being mutually acknowledged by each party), the Parties covenant and agree with each other as follows:

                                   ARTICLE 1
                                 INTERPRETATION

1.1      DEFINITIONS

In this Agreement the following words and phrases shall have the following meanings:

"Action" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority;

"Applicable Laws" means, with respect to any Person, any national or foreign federal, state, provincial or local Laws, ordinance, regulation, rule, code, order, other requirement or rule of law or stock exchange rule applicable to such Person or any of its respective properties, assets, officers, directors, employees, independent contractors, consultants or agents;

"Area of Interest" has the meaning ascribed to it in Article 12;

"Assets" means:

         (a)      the Properties;

         (b)      the Buildings;

         (c)      the Equipment;

         (d)      the Inventory; and

         (e)      the Technical Information;


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                                      -2-


"Buildings" means all plants, mills, hoists, buildings, structures, erections, improvements, appurtenances and fixtures (including fixed machinery and fixed equipment) situated on, under or in or forming part of the Properties;

"Business Day" means any day upon which banks and financial markets are open during regular business hours in Toronto, Ontario;

"Closing" means the completion of the sale to, and the purchase by the Purchaser of, the Assets and the completion of all other transactions contemplated by this Agreement to occur contemporaneously therewith;

"Closing Date" means the date that is the earlier of the following (a) the Business Day upon which conditions 7.1(h) and 8.1(e) are both completed or waived by the Parties and the registrations and records are engrossed with such registrations and do not reveal any encumbrances that are not Permitted Encumbrances which the Purchaser is not willing to then waive; and (b) April 1, 2005. Notwithstanding the foregoing, if conditions 7.1(h) and 8.1(e) or any other condition of Closing cannot be satisfied before or on April 1, 2005 because one or more of the Parties have constructive or actual notice of a Lien which purports to affect any of the Properties, other than a Permitted Encumbrance under this Agreement, and which is not acceptable to either Purchaser or Vendor, then the Closing Date shall be extended as reasonably required to deal with such Lien in a manner which is reasonably acceptable to both Vendor and Purchaser.

"Closing Time" means 4:00 p.m. (Eastern Standard Time) or such other time as may be agreed upon by the parties;

"Dispute" has the meaning ascribed to it in Section 14.1;

"Dividends" means the dividends payable on the Preferred Shares, the terms of which are described in Schedule E attached hereto;

"Escrow Agreement" has the meaning given to it in Section 13.3;

"Employment Legislation" means, collectively, all Applicable Laws currently in effect including respective regulations and orders promulgated thereunder, and any similar federal, state or other legislation applicable in Ontario relating to employment of Persons in Ontario;

"Equipment" includes all fixed assets and tangible personal property, wherever situated, used in connection with the Properties;

"Event of Default" has the meaning given to it in Section 13.1;

"Governmental   Authority"  means  any  Canadian  or  foreign  federal,   state,
provincial, municipal or local governmental, regulatory or administrative authority, agency or commission or any court, tribunal or judicial or arbitral body;

"Governmental  Order"  means any  order,  writ,  judgment,  injunction,  decree,
stipulation,   determination   or  award  issued  or  entered  by  or  with  any
Governmental Authority;

"Inventory" means all inventories or ore, raw materials, minerals-in-progress, stock-in-trade, concentrated or refined gold and supplies situated on the Properties as of the Closing Date (including any tailings, tailings pond, tailings dams and other tailings impound facilities);

"Laws" means any Canadian or foreign, federal, state, provincial or local law, ordinance, regulation, rule, code, Order, principle of common and civil law and equity, other requirement or rule of law or stock exchange rule, including any judicial or administrative interpretation thereof;

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                                      -3-


"Legal Proceeding" means any judicial, administrative or arbitral action, suit, proceeding (public or private), claim or governmental proceeding;

"Liabilities" means any and all debts, trade accounts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or undeterminable, including, without limitation, those arising under any Law, Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking or otherwise, including, without limitation, arising directly or indirectly under or pursuant to any loan, credit agreement, loan or credit facility transaction or arrangement or any off-balance sheet transaction or arrangement, in each case of the Vendor affecting or relating to the Assets;

"Lien" means any encumbrance of any nature or kind whatever and includes a security interest, mortgage, lien, hypothec, pledge, hypothecation, assignment, charge or security, including arising under or by operation of any Applicable Laws, including any banking legislation, trust or deemed trust (whether contractual, statutory or otherwise arising), any easement, agreement, reservation, right of way, restriction, encroachment, burden, bond, guarantee or any other right or claim of others of any kind whatever or any restrictive covenant or other agreement, restriction or limitation on title or use;

"Material Contracts" means those subsisting commitments, contracts, instruments, leases and other agreements, oral or written, entered into by the Vendor, by which it is bound or to which it or its assets are subject and which have total payment obligations on the part of the Vendor which exceed $25,000 or are for a term of or in excess of one year;

"Mining Rights" has the meaning given to it in Section 3.1(g);

"Minister" means the Ontario Minister of Northern Development and Mines;

"Mortgage" has the meaning given to it in Section 9.3(g);

"Order" means any order, (including any judicial or administrative order and the terms of any administrative consent) injunction, judgment, decree, ruling, writ, assessment or arbitration award;

"Ordinary course" or "normal course" means any action which constitutes an ordinary day-to-day business activity or is consistent with past practices;

"Parties" means the Vendor and the Purchaser, and "Party" means any one of them;

"Permit" means any and all permits, licences, concessions, approvals, certificates, consents, certificates of approval, rights, privileges or franchises, registrations (including any required export/import approvals) and exemptions of any nature and other authorizations, conferred or otherwise granted by any Governmental Authority and related to any Asset;

"Permitted Encumbrances" means:

         (a)      in relation to the Assets, those Liens set out in Schedule B;

         (b) security given to a public utility or any Governmental Authority when required in the ordinary course;

         (c) any reservations or exceptions contained in the concessions or other original grant of rights underlying or related to the Properties;

         (d) easements and any registered restrictions or covenants that run with the Properties that do not in the aggregate detract from the value of the Properties;


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                                      -4-


         (e) rights of way for, or easements, reservations or rights of others relating to, sewers, water lines, gas lines, pipelines, electric lines, telegraph and telephone lines and other similar products or services, provided that they do not in the aggregate materially interfere with the use of the Properties and which are on the Properties; and

         (f) zoning by-laws, ordinances or other restrictions as to the use of real property, and agreements with other Persons registered against title to the Properties, provided that they do not in the aggregate materially interfere with the use of the Properties and which are on the Properties;

"Person" includes an individual, corporation, limited liability corporation, body corporate, partnership, limited partnership, limited liability partnership, unlimited liability company, joint stock company, joint venture, association, trust or unincorporated organization or any trustee, executor, administrator or other legal representative thereof;

"Preferred Shares" means the preferred shares in the capital of Purchaser to be issued pursuant to Article 2 herein and to be created prior to Closing, the terms of which are attached hereto as Schedule E;

"Properties" means the lands and mineral property interests in the Kenora Mining Division, Ontario as set out in Schedule A hereto and any other properties acquired within the Area of Interest;

"Purchase Price" has the meaning specified in Section 2.2;

"Purchaser" means Halo Resources Ltd.

"Purchaser's  Solicitors"  means,  the law firm of Axium Law Group,  3350 - 1055
Dunsmuir Street, PO Box 49222, Vancouver, British Columbia V7X 1L2 and/or Cassels Brock & Blackwell LLP of Toronto, Ontario, as the case may be;

"Royalty" means the net smelter return royalty payable to the Vendor in accordance with Article 2 herein and having the terms set out in the Royalty Agreement;

"Royalty Agreement" means the royalty agreement attached as Schedule F hereto;

"Section 118 Restriction" has the meaning specified in Section 13.5;

"Shares" means the 1,000,000 common shares without par value in the capital of the Purchaser to be issued to the Vendor pursuant to Article 2 herein;

"Tax Return" means all reports, estimates, information statements and returns relating to, or required to be filed in connection with, any Taxes pursuant to the statutes, rules and regulations of any federal, state, local or foreign government taxing authority;

"Taxes" means all taxes, including any interest or penalties that may become payable in respect thereof, imposed by any federal, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limitation, all income taxes, payroll taxes, sales and use taxes, excise taxes, environmental taxes, franchise taxes, gross receipts taxes, occupation taxes, real and personal property taxes, value added taxes, stamp taxes, transfer taxes, withholding taxes, workers' compensation, social security payments, health taxes, unemployment insurance payments, public works payments and any other contributions under Applicable Laws and other obligations of the same or of a similar nature;

"Technical Information" means all information and all know-how owned, leased or licensed by the Vendor or in which the Vendor has a right, title or interest, or which is otherwise related to the Properties, including:

         (a) information of a scientific, technical or business nature, whether in written, graphic, machine readable, electronic or physical form;

         (b) maps, plans, designs, research data, research plans, development plans, drill core samples, trade secrets, processes, formulas, drawings, technology, computer software and related manuals, unpatented blueprints, flow sheets, equipment and parts lists, instructions, manuals, records and procedures; and

         (c)      all   geological   reports,   technical   reports  or  similar
                  disclosure   documents   prepared  in   connection   with  the
                  Properties;

"TSX-V" means the TSX Venture Exchange Inc.;

"Vendor" means The Sheridan Platinum Group Ltd.; and

"Vendor's Solicitors" means the law firm of Stikeman Elliott LLP, 5300 Commerce Court West, 199 Bay Street, Toronto, Ontario M5L 1B9.

1.2      SCHEDULES

The following are the schedules to this Agreement:

Schedule A - Properties

Schedule B - Liens

Schedule C - Material Contracts

Schedule D - Licences, Permits and Authorizations

Schedule E - Summary of Terms of Preferred Shares

Schedule F - Net Smelter Return Royalty Agreement

Schedule G - Escrow Agreement

Schedule H - Mortgage

Schedule I - GST Certificate and Indemnity

1.3      INTERPRETATION

For the purposes of this Agreement, except as otherwise expressly provided herein:

         (a) "this Agreement" means this Agreement, including the Schedules hereto, as it may from time to time be supplemented or amended;

         (b) all references in this Agreement to a designated Article, section, subsection, paragraph, clause, subclause or other subdivision, or to a Schedule, is to the designated Article, section, subsection, paragraph, clause, subclause or other subdivision of or Schedule to this Agreement unless otherwise specifically stated;

         (c) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, section, subsection, paragraph, clause, subclause or other subdivision or Schedule;

         (d) the singular of any term includes the plural and vice versa and the use of any term is equally applicable to any gender and where applicable to a body corporate;

         (e) the word "or" is not exclusive and the word "including" is not limiting (whether or not non-limiting language such as "without limitation" or "but not limited to" or other words of similar import are used with reference thereto);

         (f) except as otherwise provided, any reference to a statute includes and is a reference to such statute and to the regulations made pursuant thereto with all amendments made thereto and in force from time to time, and to any statute or regulations that may be passed which have the effect of supplementing or superseding such statute or such regulations;

         (g) where the phrase "to the best of the knowledge of" or phrases of similar import are used in this Agreement, it shall be a requirement that the Person in respect of whom the phrase is used shall have made such due enquiries as are reasonably necessary to enable such person to make the statement or disclosure;

         (h) the headings to the Articles and other subdivisions of this Agreement are inserted for convenience only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof;

         (i) any reference to a corporate entity includes and is also a reference to any corporate entity that is a successor to such entity;

         (j) the Parties acknowledge that this Agreement is the product of arm's length negotiation between the parties, each having obtained its own independent legal advice, and that this Agreement shall be construed neither strictly for nor strictly against any party irrespective of which party was responsible for drafting this Agreement; and

         (k) the representations, warranties, covenants and agreements contained in this Agreement shall not merge at the Closing and shall continue in full force and effect from and after the Closing Date for the applicable period set out in this Agreement.


                                   ARTICLE 2
                                PURCHASE AND SALE

2.1      PURCHASE AND SALE

Relying on the warranties and representations in this Agreement and subject to the Royalty and the terms and conditions hereof, on the Closing Date the Purchaser will purchase from the Vendor and the Vendor will sell, assign and transfer to the Purchaser the Assets free and clear of all Liens, except the Permitted Encumbrances, in consideration for the Purchase Price.

2.2      PURCHASE PRICE

The Purchase Price is the fair market value of the Assets to be satisfied by:

         (a)      CAD$250,000 payable by cheque of the Purchaser;

         (b)      1,000,000 common shares of the Purchaser; and

         (c) Preferred Shares of the Purchaser with a face value of CAD$8,000,000.

The Vendor acknowledges receipt of a payment of $250,000.00, satisfying Section 2.2(a), and a Preferred Share dividend for the month of February, 2005 of $12,500.00, both of which amounts were paid by Purchaser to Vendor upon execution of this Agreement and both of which amounts shall be non-refundable.

The Assets are being transferred subject to the Royalty.


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                                      -7-


2.3      SECTION 85 ELECTION

The Purchaser and the Vendor covenant and agree to elect, in the prescribed form and within the time specified in the relevant legislation for such election pursuant to subsection 85(1) of the Income Tax Act (Canada) and the corresponding provisions of any applicable provincial tax legislation in respect of the transfer by the Vendor of the Assets under this Agreement. The elected amount shall be determined by the Vendor and shall be not less than the adjusted cost base to the Vendor of the Assets and not greater than the Purchase Price for the Assets and the Parties agree to otherwise fully cooperate in such regard.

2.4      ALLOCATION OF PURCHASE PRICE AMONG ASSETS

The Purchase Price shall be allocated among the Assets in such manner as the Purchaser determines at Closing.

2.5      GOODS AND SERVICES TAX ON PROPERTIES AND BUILDINGS

To the extent GST is legally exigible, the Purchaser hereby represents and warrants to the Vendor that: (i) it is registered for the purposes of Part IX of the Excise Tax Act (Canada) in accordance with the requirements of Subdivision
(d) of Division V thereof; (ii) it will continue to be so registered at the time of Closing; and (iii) it is buying the Properties on its own account and not as agent. The Purchaser covenants to deliver to the Vendor upon Closing: (i) a notarial copy of the certificate evidencing its registration for purposes of the goods and services tax ("GST"), including the registration number assigned to it; and (ii) the declaration and indemnity of the Purchaser confirming the accuracy, as at Closing, of the representations and warranties set out in this paragraph and agreeing to indemnify the Vendor for any amounts for which the Vendor may become liable as a result of any failure by the Purchaser to pay the GST payable in respect of the sale of the Properties and Buildings under Part IX of the Excise Tax Act (Canada) in the form attached as Schedule I. Provided that the Purchaser delivers a notarial copy of the certificate and the declaration and indemnity as set out above, then the Purchaser shall not be required to pay to the Vendor, nor shall the Vendor be required to collect from the Purchaser, the GST in respect of the Properties and the Buildings. In the event that the Purchaser shall fail to deliver the certificate, declaration and indemnity as set out above, then the Purchaser shall be responsible for any GST which might be exigible in respect of the Properties and the Buildings.

2.6      TRANSFER TAXES

Purchaser shall pay all land transfer taxes, sales taxes, GST and registration fees or other like charges properly payable upon the transfer of the Assets from the Vendor to the Purchaser hereunder.


                                   ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE VENDOR

3.1      REPRESENTATIONS AND WARRANTIES OF THE VENDOR

To induce the Purchaser to enter into and complete the transactions contemplated by this Agreement, the Vendor hereby represents and warrants, as representations and warranties that are true and correct as at the date of this Agreement and that will be true and correct on the Closing Date as if such representations and warranties were made on each of the date of this Agreement and the Closing Date (except insofar as such representations and warranties are stated to be given as of a particular date or for a particular period and relate solely to such date or period), as follows:

         (a) Organization and Good Standing - The Vendor is duly incorporated, amalgamated, or continued, validly existing, and in good standing with respect to the filing of annual reports under the laws of its jurisdiction of incorporation, amalgamation, or continuance, and has all the corporate power, authority and capacity to own its Assets and to carry on its business as presently conducted;

         (b) Authority to Sell - The execution and delivery of this Agreement has been duly authorized by all necessary corporate action on the part of the Vendor and this Agreement has been duly and validly executed and delivered by the Vendor and constitutes a legal, valid and binding obligation of the Vendor enforceable against the Vendor in accordance with its terms except as may be limited by laws of general application affecting the rights of creditors;

         (c) Sale will not cause Default - Neither the execution nor the delivery of this Agreement, or the other agreements and instruments contemplated hereby, nor the completion of the transactions contemplated hereby will:

                  (i) constitute or result in a material breach of or a material default under any terms, provisions or conditions of, or conflict with, violate or cause any, or give to any Person or Governmental Authority any right of, after the giving of a notice or lapse of time or otherwise, acceleration, termination or cancellation in or with respect to any of the following:

                           (A) any constating documents, charter documents or by-laws of the Vendor or any resolution of directors or shareholders of the Vendor;

                           (B) any indenture, mortgage, deed of trust, agreement, contract, lease, franchise, certificate, consent, Permit, license, authority, registration or other instrument or commitment to which the Vendor is a party or is subject, or by which it is bound, or from which it derives benefit; or

                           (C) to the best of the knowledge of the Vendor any law, judgment, decree, order, injunction, rule, statute or regulation of any court, arbitrator or Governmental Authority by which any of the Assets are bound or to which any of the Assets are subject; or

                  (ii) result in the creation of any Lien, except the Permitted Encumbrances, on any of the Assets;

         (d) Tax Liens - There are no Liens for Taxes upon any of the Assets;

         (e) Absence of Other Interests - Except for the interest of the Vendor, no other Person has any interest in the Assets;

         (f) Title to Assets - The Vendor has an undivided 100% legal and beneficial good, valid, marketable and exclusive right, title and interest in and to all of the Assets, free and clear of all Liens except for Permitted Encumbrances and none of the Assets are in the possession of or under the control of any other Person;

         (g)      Property Rights

                  (i) Schedule A contains accurate descriptions of all mineral concessions, mineral claims, patents, licences of occupation, or mineral or mining rights of whatsoever nature or kind (the "Mining Rights") and options to acquire the mineral interests in respect of which the Vendor holds an interest in the Kenora Mining Division, Ontario in relation to the Assets. All rental and other payments required to be paid by the Vendor under such Mining Rights and options to acquire the mineral interests have been duly paid and the Vendor is not otherwise in default in meeting its obligations under any such concessions and options to acquire the mineral interests. All such mining concessions and/or Mining Rights are in good standing;

                  (ii)     All   mining   concessions   and/or   Mining   Rights
                           underlying the Properties have been duly and validly transferred to the Vendor;

         (h) No Expropriation - The Vendor has not received any notice of expropriation of all or any part of the Assets nor does the Vendor have knowledge of any expropriation proceeding pending or threatened against or affecting the Assets nor of any discussions or negotiations which could lead to any such expropriation;

         (i) No Joint Venture Interests Etc. - None of the Assets, including the Properties, are subject to any options or rights of first refusal of any Person;

         (j) Material Contracts - The Vendor is not party to or bound by any Material Contract, whether oral or written with respect to the Assets, except for the contracts and agreements listed in Schedule C and the leases, licenses and staked claims referred to in Schedule A, all of which are all valid and subsisting, in full force and effect and unamended, and in respect of which, no material default exists on the part of the Vendor or, to the best of the knowledge of the Vendor, on the part of any of the other parties thereto. The Vendor is not aware of any intention on the part of any of the other parties to any Material Contract to terminate or materially alter any of them;

         (k) Employees - There are no employees of the Vendor or other individuals engaged on contract to provide employment or similar services or who are sales or other agents or representatives of the Vendor (in this subsection, "employees") in relation to the Assets and there are no wages, fees, severance or other similar obligations owing to past employees of the Vendor under Employment Laws;

         (l) Workers' Compensation - No employees are in receipt of benefits under workers' compensation legislation. There are no appeals pending involving the Vendor and all levies, assessments and penalties made against the Vendor pursuant to workers' compensation legislation have been paid. The Vendor is not aware of any audit currently being performed by any Governmental Authority, and all payments required to be made in respect of termination or severance pay under Employment Legislation in respect of former employees or employees have been made;

         (m) Union Contracts - The Vendor has not entered into any collective agreement with any labour union or employee association or made any commitments to or conducted any negotiations with any labour union or employee association with respect to any future collective agreement;

         (n) Litigation - There is no Action, suit, litigation, Legal Proceeding, arbitration proceeding, governmental proceeding, investigation or claim, including appeals and applications for review, in progress, or to the best of the knowledge of the Vendor threatened or pending against, or relating to the Vendor or affecting the Assets which might materially and adversely affect the Assets, and there is no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Vendor relating to the Assets, which could in any way affect the Vendor's ownership of the Assets;

         (o) Absence of Approvals Required - Other than the approval of the Minister pursuant to the Mining Act (Ontario) to be obtained by the Purchaser with the appropriate authorizations of the Vendor, no authorization, approval, order, license, permit, release, waiver or consent of any

                  Governmental Authority, any municipal, regional, or other authority, regulatory body, stock exchange or agency, including any governmental department, commission, bureau, board or administrative agency or court or any other Person and, other than the registration or filing by the Purchaser of any transfer/deed of land or other transfer document with respect to the Properties with the appropriate land registry office or mining recorder's office, no registration, declaration or filing by the Vendor with any such Governmental Authority, regulatory body, stock exchange, or agency, court or any other Person is required in order for the Vendor:

                  (i) to consummate the transactions contemplated by this Agreement,

                  (ii) to execute and deliver all of the documents and instruments to be delivered by the Vendor under this Agreement,

                  (iii) to duly perform and observe the terms and provisions of this Agreement, and

                  (iv) to render this Agreement legal, valid, binding and enforceable;

         (p) Permits and Licences - All Permits or consents issued by any Governmental Authority which are held by the Vendor in connection with the ownership, leasing or use of the Assets as the same are now owned, leased, used conducted or operated are listed in Schedule D, and the Vendor is not in breach of or in default under any of the terms or conditions thereof;

         (q) Trade-marks - The Vendor does not have and do not use any service marks, trade names, design marks or trade marks with respect to the operation of the Assets; and

         (r) Taxes - The Vendor will pay all of the Vendor's taxes if any are payable in connection with the transfer of the Assets.

3.2      SURVIVAL

The representations and warranties of the Vendor hereunder shall survive the Closing and the payment of the Purchase Price and, notwithstanding the Closing and the payment of the Purchase Price, and notwithstanding the waiver of any condition by the Purchaser, the representations, warranties, covenants and agreements of the Vendor shall (except where otherwise specifically provided in this Agreement) survive the Closing and shall continue in full force and effect for a period of three years from the Closing Date for all matters except:

         (a) the representations, warranties, covenants and agreements of the Vendor with respect to the title to the Assets shall survive the Closing and continue in full force and effect for five years; and

         (b) a claim for breach of any of the representations and warranties made by the Vendor in or pursuant to this Agreement involving fraud or fraudulent misrepresentation on the part of the Vendor shall survive the Closing and continue in full force and effect for five years, subject only to applicable limitation periods imposed by law.

3.3      RELIANCE

The Vendor acknowledges and agrees that the Purchaser has entered into this Agreement relying on the warranties and representations and other terms and conditions of this Agreement notwithstanding any independent searches or investigations that have been or may be undertaken by or on behalf of the Purchaser and that no information which is now known or should be known or which may hereafter become known to the Purchaser or its officers, directors or professional advisers shall limit or extinguish the right to indemnification hereunder.

                                   ARTICLE 4
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

4.1      REPRESENTATIONS AND WARRANTIES

To induce the Vendor to enter into and complete the transactions contemplated by this Agreement, the Purchaser hereby represents and warrants, as representations and warranties that are true and correct as at the date of this Agreement and that will be true and correct on the Closing Date as if such representations and warranties were made on each of the date of this Agreement and the Closing Date (except insofar as such representations and warranties are stated to be given as of a particular date or for a particular period and relate solely to such date or period), as follows :

         (a) Organization and Good Standing - The Purchaser is a company duly continued and validly existing and in good standing under the laws of the Province of British Columbia;

         (b) Authority Relative to this Agreement - The Purchaser has all necessary corporate power, authority and capacity to acquire the Assets and to perform its obligations hereunder. The execution and delivery of this Agreement has been duly authorized by all necessary corporate action on the part of the Purchaser and this Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser in accordance with its terms except as may be limited by laws of general application affecting the rights of creditors;

         (c) Purchase will not cause Default - neither the execution nor the delivery of this Agreement, or the other agreements and instruments contemplated hereby, nor the completion of the transactions contemplated hereby will constitute or result in a material breach of or a material default under any terms, provisions or conditions of, or conflict with, violate or cause any, or give to any Person or Governmental Authority any right of, after the giving of a notice or lapse of time or otherwise, acceleration, termination or cancellation in or with respect to any of the following:

                  (i)      any  constating   documents,   charter  documents  or
                           by-laws  of  the  Purchaser  or  any   resolution  of
                           directors or shareholders of the Purchaser;

                  (ii) any indenture, mortgage, deed of trust, agreement, contract, lease, franchise, certificate, consent,
                           Permit, license, authority, registration or other instrument or commitment to which the Purchaser is a party or is subject, or by which it is bound, or from which it derives benefit; or

                  (iii) to the best of the knowledge of the Purchaser any law, judgment, decree, order, injunction, rule, statute or regulation of any court, arbitrator or Governmental Authority by which any of the Purchaser's assets are bound or to which any of the Purchaser's assets are subject;

         (d) No Approvals - Other than the approval of the TSX-V and the Minister, no authorization, approval, order, licence, permit or consent of any governmental authority of Canada, any province of Canada, any municipal, regional or other authority, regulatory body or agency, including any governmental department, commission, bureau, board or administrative agency or court, and no registration, declaration or filing by the Purchaser with any such governmental authority, regulatory body or agency, or court is required in order for the Purchaser:

                  (i) to consummate the transactions contemplated by this Agreement,

                  (ii) to execute and deliver all of the documents and instruments to be delivered by the Purchaser under this Agreement,

                  (iii) to duly perform and observe the terms and provisions of this Agreement,

                  (iv) to render this Agreement legal, valid, binding and enforceable;

         (e) Capitalization - The authorized capital stock of the Purchaser consists of an unlimited number of common shares and an unlimited number of preference shares of which 16,888,753 common shares and no preference shares are issued and
                  outstanding   on  the  date   hereof.   All  such  issued  and
                  outstanding shares are validly issued, fully paid and non-assessable and free of pre-emptive rights. Except as publicly disclosed by the Purchaser, there are no existing options, warrants, calls, subscriptions or other rights or other agreements or commitments which obligate the Purchaser or any of its subsidiaries to issue, transfer or sell any shares of the capital of the Purchaser. The issuance and delivery by the Purchaser of the Shares in connection with the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of the Purchaser;

         (f) Issuance of Shares and Preferred Shares - The Shares and Preferred Shares to be issued to the Vendor in connection with the transactions contemplated by this Agreement will, when issued in accordance with the terms of this Agreement, be validly issued, fully paid and non-assessable and will be freely tradeable subject to (a) a four month hold period under applicable securities laws and (b) control block restrictions (if applicable). Such issuance of Shares and Preferred Shares will be effected in such a way that it is in compliance with all applicable securities laws; and

         (g) Taxes - The Purchaser will pay all land transfer taxes, federal and provincial sales taxes and goods and services tax and all other taxes, duties, registration charges or other like charges properly payable by a buyer upon and in connection with the conveyance and transfer of the Assets by the Vendor to the Purchaser.

4.2      SURVIVAL

The representations and warranties of the Purchaser hereunder shall survive the Closing and the payment of the Purchase Price and, notwithstanding the Closing and the payment of the Purchase Price, and notwithstanding the waiver of any condition by the Vendor the representations, warranties, covenants and agreements of the Purchaser shall (except where otherwise specifically provided in this Agreement) survive the Closing and shall continue in full force and effect for a period of three years from the Closing Date for all matters except:

         (a) the representations, warranties, covenants and agreements of the Purchaser with respect to the Shares and Preferred Shares, including those in Section 4.1(e) and (f), shall survive the Closing and continue in full force and effect for five years; and

         (b) a claim for breach of any of the representations and warranties made by the Purchaser in or pursuant to this Agreement involving fraud or fraudulent misrepresentation on the part of the Purchaser shall survive the Closing and continue in full force and effect for five years, subject only to applicable limitation periods imposed by law.

4.3      RELIANCE

The Purchaser acknowledges and agrees that the Vendor has entered into this Agreement relying on the warranties and representations and other terms and conditions of this Agreement notwithstanding any independent searches or investigations that have been or may be undertaken by or on behalf of the Vendor and that no information which is now known or should be known or which may hereafter become known to the Vendor or its officers, directors or professional advisers shall limit or extinguish the right to indemnification hereunder.


                                   ARTICLE 5
                             COVENANTS OF THE VENDOR

5.1      PRIOR TO CLOSING DATE

The Vendor covenants and agrees with the Purchaser that from and after the date of execution of this Agreement to the Closing Date:

         (a) As soon as the Vendor has determined that a state of facts exist which results in or will result in:

                  (i)      a representation or warranty  contained in subsection
                           3.1  being   untrue  or  incorrect  in  any  material
                           respect; or

                  (ii) the non-fulfilment of any of the conditions precedent set forth in subsection 8.1,

                  the Vendor will notify the Purchaser of such state of facts.

         (b) Except with the prior written consent of the Purchaser the Vendor shall not do or fail to do anything that would result in any of the representations and warranties set forth in subsection 3.1 not being true and correct in all material respects at the time of Closing.

         (c) The Vendor will obtain any release, waiver, consent or approval that the Purchaser, acting reasonably, may advise is required in order that none of the execution and delivery of this Agreement, the completion of the transactions contemplated hereby, or the observance and performance of the obligations of the Vendor herein will:

                  (i) constitute or result in a material breach of or a material default under, or an event which, with the giving of notice or lapse of time or otherwise, would constitute or result in a material breach of or material default under, or

                  (ii) give to any other Person, after the giving of notice or otherwise, any right of termination, cancellation or acceleration in or with respect to,

                  any indenture, mortgage, deed of trust, agreement, contract, lease, franchise, certificate, consent, Permit, licence or other instrument or commitment to which the Vendor is a party or is subject, or by which it is bound, or from which it derives benefit, or which is required or desirable for the conduct in the usual and ordinary course of the operation of the business of the Vendor.

         (d) The Vendor will take or cause to be taken all proper steps, actions and corporate proceedings on its part (including the approval of the sale by its directors) to enable the Vendor to vest a good and marketable title in the Purchaser to the Assets free and clear of all Liens, except the Permitted Encumbrances.

         (e) The Vendor will not sell, consume, or dispose of or transfer possession of any of the Assets.

         (f) The Vendor will make all necessary, governmental and other filings for which it is responsible under this Agreement in a timely fashion and shall supply the Purchaser with whatever consent or authorization Purchaser reasonably requires to complete its filings.

5.2      CONFIDENTIALITY

The Vendor, and any and all of its agents, employees, representatives, relatives and other persons who acted on behalf of the Vendor and were or are involved in any negotiations relating to this Agreement, or had, have, will or may have any knowledge about any part in such negotiations, will not, without the prior written consent of the Purchaser, reveal or disclose any of the terms of this Agreement, any portion of this Agreement or any of the transactions contemplated hereby, and will keep strictly confidential the terms of this Agreement, all information, communications, documents and material of any kind and in any form whatsoever, whether written, oral, technical, copied or relating to this Agreement and any of the transactions contemplated hereby; notwithstanding the generality of the foregoing, the Vendor shall be permitted to disclose the terms of this Agreement to any Governmental Authority which lawfully requires the Vendor to do so, and the Vendor shall be permitted to disclose any information which is within the public domain. The Vendor acknowledges that a breach of any of the covenants contained in this paragraph will result in damage to the Purchaser, that such damage will be difficult to determine and that the Purchaser could not be adequately compensated for such damage by monetary award. Accordingly, in the event of a breach of any of the covenants contained in this paragraph, in addition to any and all other remedies available to the Purchaser in law or in equity, the Vendor hereby consents to the covenants, and each of them, contained in this paragraph being enforced by temporary or permanent injunction, restraining order or declaration, or all of such relief, and to such enforcement being without the necessity of a bond; the Vendor acknowledges and agrees that the scope of this paragraph is reasonable and commensurate with the protection of the legitimate interests of the Purchaser.


                                   ARTICLE 6
                             COVENANTS OF PURCHASER

6.1      PURCHASER'S COVENANTS

The Purchaser covenants and agrees with the Vendor that from and after the date of execution of this Agreement to the Closing Date:

         (a) As soon as the Purchaser has determined that a state of facts exist which results in or will result in:

                  (i)      a representation or warranty  contained in subsection
                           4.1  being   untrue  or  incorrect  in  any  material
                           respect; or

                  (ii) the non-fulfilment of any of the conditions precedent set forth in subsection 7.1,

                  the Purchaser will notify the Vendor of such state of facts.

         (b) The Purchaser, and any and all of its agents, employees, representatives, relatives and other persons who acted on behalf of the Purchaser and were or are involved in any negotiations relating to this Agreement, or had, have, will or may have any knowledge about any part in such negotiations, will not, without the prior written consent of the Vendor reveal or disclose any of the terms of this Agreement, any portion of this Agreement or any of the transactions contemplated hereby, and will keep strictly confidential the terms of this Agreement, all information, communications, documents and material of any kind and in any form whatsoever, whether written, oral, technical, copied or relating to this

                  Agreement and any of the transactions contemplated hereby; notwithstanding the generality of the foregoing, the Purchaser shall be permitted to disclose the terms of this Agreement to any Governmental Authority which lawfully requires the Purchaser to do so, and the Purchaser shall be permitted to disclose any information which is within the public domain. The Purchaser acknowledges that a breach of any of the covenants contained in this paragraph will result in damage to the Vendor, that such damage will be difficult to determine and that the Vendor could not be adequately compensated for such damage by monetary award. Accordingly, in the event of a breach of any of the covenants contained in this paragraph, in addition to any and all other remedies available to the Vendor in law or in equity, the Purchaser hereby consents to the covenants, and each of them, contained in this paragraph being enforced by temporary or permanent injunction, restraining order or declaration, or all of such relief, and to such enforcement being without the necessity of a bond; the Purchaser acknowledges and agrees that the scope of this paragraph is reasonable and commensurate with the protection of the legitimate interests of the Vendor.

         (c) Except with the prior written consent of the Vendor, the Purchaser will not do or fail to do anything that would result in any of the representations and warranties set forth in subsection 4.1 not being true and correct in all material respects at the time of Closing.

         (d) The Purchaser will take or cause to be taken all proper steps, actions and corporate proceedings on its part (including approval of such vesting by the directors of the Purchaser) to enable the Purchaser to vest a good and marketable title in the shares which comprise a portion of the Purchase Price to the Vendor subject to the restrictions mentioned in this Agreement.

         (e) The Purchaser will make all necessary governmental filings for which it is responsible under this Agreement in a timely fashion and shall supply the Vendor with whatever consent or authorization the Vendor requires to complete Vendor's filings.


                                   ARTICLE 7
                           CONDITIONS OF THE PURCHASER

7.1      PURCHASER'S CONDITIONS

The obligations of the Purchaser to complete the purchase of the Assets shall be subject to the satisfaction of, or compliance with, at or before the Closing Time, each of the following conditions precedent:

         (a)      Truth and Accuracy of Representations of the Vendor at Closing
                  - The representations and warranties of the Vendor contained in this Agreement are true and correct and the covenants and agreements of the Vendor to be performed on or before the Closing Date pursuant to the terms of this Agreement have been duly performed;

         (b) Absence of Injunction - No Law or Governmental Order by any Governmental Authority, nor any Order of any court under any Applicable Law nor any Legal Proceeding or Action, shall have been entered, issued or commenced which is in effect or is outstanding and has the effect, or seeks an Order having the effect, of making the sale of the Assets to the Purchaser illegal, or otherwise prohibiting consummation thereof or of any of the other transactions contemplated in this Agreement;

         (c) Consents Obtained - The Purchaser where applicable, shall have obtained all consents of Government Authorities, the TSX-V and of all Persons, as are required, including shareholder approval to the creation of the Preferred Shares, to permit the completion of the transactions contemplated in this Agreement;

         (d) Absence of Change of Conditions - No event shall have occurred or condition or situation shall have arisen or legislation (whether by statute, rule, regulation, by-law or otherwise) shall have been introduced which might reasonably be expected to have a materially adverse effect upon the Assets;

         (e) Approval of the Board of Directors - The approval of the Board of Directors of the Purchaser to complete the purchase of the Assets on the terms and conditions of this Agreement shall have been obtained;

         (f) Closing Documentation - The Purchaser shall have received from the Vendor the closing documentation listed in Article 9.2 of this Agreement;

         (g) Absence of Damages - No damage, destruction or loss to any Assets, whether owned, leased or licensed, that is not adequately covered by the Purchaser's insurance, and no damage, destruction or loss to any Assets where the cost of repairing or replacing all such Assets exceeds $50,000 in total, shall have occurred other than as caused by the Purchaser and those for whom it is at law responsible; and

         (h) Registrations and Consents- Purchaser shall have confirmed that it has made all public record filings and registrations for the transfer of the Properties that are contemplated by this Agreement. The Purchaser will act with due haste in making all such registrations.

The Vendor and the Purchaser will cooperate in order that the registrations and filings contemplated in Sections 7.1(h) and 8.1(e) are filed and/or registered, as the case may be, consecutively in the following order:

         (a)      transfer of the Properties;

         (b)      notice of Royalty Agreement;

         (c)      Mortgage; and

         (d)      the Section 118 Restriction.

7.2      WAIVER/SURVIVAL

The conditions set forth in this Article are for the exclusive benefit of the Purchaser and may be waived by the Purchaser in writing in whole or in part on or before the Closing Date. Notwithstanding any such waiver, the completion of the purchase and sale contemplated by this Agreement by the Purchaser shall not prejudice or affect in any way the rights of the Purchaser in respect of the warranties and representations of the Vendor in this Agreement.


                                   ARTICLE 8
                            CONDITIONS OF THE VENDOR

8.1      VENDOR'S CONDITIONS

The obligations of the Vendor to complete the sale of the Assets shall be subject to the satisfaction of, or compliance with, at or before the Closing Time, each of the following conditions precedent:

         (a) Truth and Accuracy of Representations of the Purchaser at Closing - The representations and warranties of the Purchaser contained in this Agreement are true and correct and the covenants and agreements of the Purchaser to be performed on or before the Closing Date pursuant to the terms of this Agreement have been duly performed;

         (b) Absence of Injunctions - No injunction or restraining order of any court or administrative tribunal of competent jurisdiction shall be in effect prohibiting the transactions contemplated by this Agreement and no action or proceeding shall have been instituted or be pending before any court or administrative tribunal to restrain or prohibit the transactions between the Parties contemplated by this Agreement;

         (c) Closing Documentation - The Vendor shall have received from the Purchaser the closing documentation listed in section 9.3 of this Agreement;

         (d) Consents Obtained - except for Ministerial approvals under the Mining Act (Ontario), the Vendor shall have obtained all consents of Governmental Authorities, and of all other Persons, as are required to permit completion of the transactions contemplated in this Agreement; and

         (e) Registrations and Consents - Vendor will have confirmed to the Purchaser that all public record filings and registrations contemplated by this Agreement in its favour have been made, including the Mortgage, notice of the Royalty Agreement, and entries on the register for the Properties of the Section 118 Restriction to the effect that no transfer shall be made or charge created unless (i) notice of an application for transfer or for the creation of a charge has been transmitted by registered mail to the Vendor at its address for notice under this Agreement, and (ii) the consent of the Vendor has been given to the transfer or the creation of the charge. The Vendor will act with due haste to complete all such registrations for which it is responsible.

The Vendor and the Purchaser will cooperate in order that the registrations and filings contemplated in Sections 7.1(h) and 8.1(e) are filed and/or registered, as the case may be, consecutively in the following order:

         (a)      transfer of the Properties;

         (b)      notice of Royalty Agreement;

         (c)      Mortgage; and

         (d)      the Section 118 Restriction.

8.2      WAIVER/SURVIVAL

The conditions set forth in this Article are for the exclusive benefit of the Vendor and may be waived by the Vendor in writing in whole or in part on or before the Closing Date. Notwithstanding any such waiver, completion of the purchase and sale contemplated by this Agreement by the Vendor shall not prejudice or affect in any way the rights of the Vendor in respect of the warranties and representations of the Purchaser set forth in this Agreement.


                                   ARTICLE 9
                             CLOSING AND TERMINATION

9.1      CLOSING DATE AND LOCATION

The transactions contemplated by this Agreement shall be completed at the Closing Time on the Closing Date at the offices of Cassels Brock & Blackwell LLP in Toronto, Ontario, or at such other time or at such other location as may be mutually agreed upon in writing by the Parties.

9.2      VENDOR'S CLOSING DOCUMENTS

On the Closing Date, the Vendor shall deliver, or cause to be delivered, to the Purchaser's Solicitors:

         (a) All deeds of conveyance, bills of sale, transfer and assignments, duly executed, in form and content satisfactory to the Purchaser's Solicitors, appropriate to effectively vest good and marketable title to the Assets in the Purchaser to the extent contemplated by this Agreement, and immediately registerable in all places where registration of such instruments is necessary or desirable;

         (b)      Possession of the Assets;

         (c) A duly executed statutory declaration of the President of the Vendor, dated the Closing Date, to the effect that the representations and warranties of the Vendor contained in this Agreement are true and correct and that the covenants and agreements of the Vendor to be performed on or before the Closing Date pursuant to the terms of this Agreement have been duly performed;

         (d) A certified copy of a resolution of the directors of the Vendor duly passed, with a certification that it has not been rescinded and continues to be in effect, authorizing the execution, delivery and implementation of this Agreement and of all transactions contemplated hereby and of all documents to be delivered by the Vendor pursuant hereto;

         (e) A certificate of an officer of the Vendor, dated as of the Closing Date, in form and substance reasonably satisfactory to the Purchaser, as to:

                  (i) the validity of the constating or other constituent documents of the Vendor; and

                  (ii) the incumbency and validity of the signatures of the officers of the Vendor who executed this Agreement or any other Transaction Documents;

         (f) Legal Opinions - an opinion of the Vendor's Solicitors in form and substance satisfactory to the Purchaser's Solicitors as to the validity of the incorporation of the Vendor and the due authorization, execution and delivery of this document by the Vendor;

         (g)      The Escrow Agreement duly executed by the Vendor; and

         (h) Such other documents as the Purchaser may reasonably require to perfect the purchase and sale intended hereby.

9.3      PURCHASER'S CLOSING DOCUMENTS

On the Closing Date, the Purchaser shall deliver to the Vendor's Solicitors:

         (a)      the  certificates  representing  the Shares and the  Preferred
                  Shares;

         (b) a certified copy of a resolution of the directors of the Purchaser authorizing the purchase of the Assets on the terms and conditions set forth in this Agreement and the issuance of the Shares and the Preferred Shares in accordance with the terms of this Agreement;

         (c) a certified copy of a resolution of the directors of the Purchaser approving the creation of the Preferred Shares:

         (d) a copy of the letter of the TSX-V approving the purchase of the Assets;

         (e) an opinion of the Purchaser's Solicitors in form and substance satisfactory to the Vendor's Solicitors as to (i) the validity of the incorporation of the Purchaser and the due authorization, execution and delivery of this document by the Purchaser, and (ii) the validity of the creation and issuance of the Shares and the Preferred Shares;

         (f) a certificate of an officer of the Purchaser, dated as of the Closing Date, in form and substance reasonably satisfactory to the Vendor, as to:

                  (i) the validity of the constating or other constituent documents of the Purchaser; and

                  (ii) the incumbency and validity of the signatures of the officers of the Purchaser who executed this Agreement or any other Transaction Documents;

         (g) a first ranking mortgage substantially in the form set out in Schedule H (the "Mortgage") of the Properties in registrable form securing all obligations of the Purchaser to the Vendor arising as a result of an Event of Default defined in Section
                  13.1 below;

         (h)      the Escrow Agreement duly executed by the Purchaser;

         (i) the instruments of transfer referred to in Section 13.3 in respect of the Properties; and

         (j) such other documents as the Vendor may reasonably require to perfect the purchase and sale intended hereby.

9.4      CONVEYANCE OF ASSETS

On completion of the Closing, except as provided for in section 9.5, this Agreement shall, without further act or formality, operate as a transfer to the Purchaser of all Assets to be sold and purchased hereunder. The Vendor shall nevertheless, at the Closing and from time to time after the Closing, execute and deliver to the Purchaser all such conveyances, transfers, assignments and other instruments in writing and further assurances as the Purchaser or the Purchaser's Solicitors shall reasonably require from the Vendor, and the Purchaser shall execute and deliver to the Vendor all such agreements of assumptions and other instruments in writing and further assurances as the Vendor or the Vendor's Solicitors shall reasonably require, in order to give effect to the provisions of this Agreement.

9.5      TRUST REGARDING ASSETS NOT CONVEYED

Should any of the Assets intended to be transferred hereunder not be transferred to the Purchaser at the completion of the Closing on the Closing Date, the Vendor shall hold all such assets as bare trustee in trust for the Purchaser from the commencement of business on the Closing Date until such Assets are effectively transferred.

9.6      TERMINATION RIGHTS

         This Agreement may be terminated:

         (a)      By written agreement of the Parties; and

         (b) By the Purchaser or the Vendor by notice in writing given to the other Party:

                  i. If the Closing has not occurred on or before April 1, 2005, in which case this Agreement may be terminated on any Business Day after April 1, 2005, unless conditions 7.1(h) and 8.1(e) or any other condition of Closing cannot be satisfied before or on April 1, 2005 because one or more of the Parties have constructive or actual notice of a Lien which purports to affect any of the Properties, other than a Permitted Encumbrance under this Agreement, and which is not acceptable to either Purchaser or Vendor; or

                  ii. If conditions 7.1(h) and 8.1(e) or any other condition of Closing cannot be satisfied before or on April 1, 2005 because one or more of the Parties have constructive or actual notice of a Lien which purports to affect any of the Properties, other than a Permitted Encumbrance under this Agreement, and which is not acceptable to either Purchaser or

                           Vendor, and the Closing Date has therefore been extended as reasonably required to deal with such Lien in a manner which is reasonably acceptable to both Vendor and Purchaser, in which case this Agreement may be terminated on the first Business Day after such extended Closing Date if the Closing has not occurred on or before such Closing Date.

9.7      EFFECT OF TERMINATION.

Each Party's right of termination under this Article is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. Nothing in this Article limits or affects any other rights or causes of action any Party may have with respect to the representations, warranties, covenants and indemnities in its favour contained in this Agreement.


                                   ARTICLE 10
                                   INDEMNITIES

10.1     GENERAL INDEMNIFICATION OF PURCHASER

Subject to the limitations set out herein, the Vendor covenants and agrees with the Purchaser to indemnify the Purchaser against all liabilities, claims, demands, actions, causes of action, damages, losses, costs and expenses (including legal fees on a solicitor and own client basis) suffered or incurred by the Purchaser, directly or indirectly, by reason of or arising out of:

         (a) any warranties or representations on the part of the Vendor hereunder being untrue; or

         (b) a breach of any agreement, term or covenant on the part of the Vendor made or to be observed or performed under this Agreement;

which liabilities, claims, demands, actions, causes of action, damages, losses, costs and expenses are collectively referred to as the "Purchaser's Losses".

10.2     VENDOR'S LIMITATIONS

The indemnity obligations of the Vendor under section 10.1 shall be limited in the following respects:

         (a) the Vendor shall only be liable for the Purchaser's Losses in respect of which a claim for indemnity is made by the Purchaser on or before the applicable expiry dates for the survival of such representations and warranties as set out in section 3.2; and

         (b) no obligation on the part of the Vendor to indemnify the Purchaser for the Purchaser's Losses shall arise until the aggregate amount of all Purchaser's Losses in respect of which a claim for indemnity has been made by the Purchaser exceeds CAD$25,000, and such obligation shall only apply to the aggregate amount of such Purchaser's Losses in excess of CAD$25,000.

10.3     GENERAL INDEMNIFICATION OF VENDOR

Subject to the limitations set out in herein, the Purchaser covenants and agrees with the Vendor to indemnify the Vendor against all liabilities, claims, demands, actions, causes of action, damages, losses, costs and expenses (including legal fees on a solicitor and own client basis) suffered or incurred by the Vendor, directly or indirectly, by reason of or arising out of:

         (a) any warranties or representations on the part of the Purchaser hereunder being untrue; or

         (b) a breach of any agreement, term or covenant on the part of the Purchaser made or to be observed or performed under this Agreement;

which liabilities, claims, demands, actions, causes of action, damages, losses, costs and expenses are collectively referred to as the "Vendor's Losses".

10.4     SPECIFIC  INDEMNIFICATION  OF  PURCHASER IN RELATION TO EARLY ENTRY AND
         DRILLING

Whereas Vendor hereby agrees that Purchaser may enter onto any of the Properties and drill for its purposes of testing only at any time before until the Closing Date, the Purchaser covenants and agrees with the Vendor as follows:

         (a) The Purchaser shall add the Vendor as an additional named insured on any insurance policies of the Purchaser relating to the Properties for the period ending on the Closing Date and shall deliver a certificate of insurance evidencing same forthwith; and

         (b) The Purchaser shall indemnify the Vendor against all liabilities, claims, demands, actions, causes of action, damages, losses, costs and expenses (including legal fees on a solicitor and own client basis) suffered or incurred by the Vendor, directly or indirectly, by reason of or arising out of, any occurrence in, on or under the Properties, during the period commencing on February 1, 2005 and ending on the Closing Date:

                  (i) that is caused by the Purchaser or its employees, agents or contractors or those for whom it is responsible at law or

                  (ii) that arises from the activity or directly from the presence of the Purchaser or of its employees, agents or contractors or those for whom it is responsible at law, in, on or under the Properties;

                  except any such occurrence that arises directly from the negligence of the Vendor.

10.5     PURCHASER'S LIMITATIONS

The indemnity obligations of the Purchaser under section 10.3 shall be limited in the following respects:

         (a) the Purchaser shall only be liable for the Vendor's Losses in respect of which a claim for indemnity is made by the Vendor on or before the applicable expiry dates for the survival of such representations and warranties as set out in section 4.2; and

         (b) no obligation on the part of the Purchaser to indemnify the Vendor for the Vendor's Losses shall arise until the aggregate amount of all Vendor's Losses in respect of which a claim for indemnity has been made by the Vendor exceeds CAD$25,000, and such obligation shall only apply to the aggregate amount of such Vendor's Losses in excess of CAD$25,000.

10.6     CLAIMS UNDER VENDOR'S INDEMNITY

If any claim is made by any Person against the Purchaser in respect of which the Purchaser may incur or suffer damages, losses, costs or expenses that might reasonably be considered to be subject to the indemnity obligation of the Vendor in section 10.1, the Purchaser will notify the Vendor as soon as reasonably practicable of the nature of such claim and the Vendor shall be entitled (but not required) to assume the defence of any suit brought to enforce such claim. The defence of any such claim (whether assumed by the Vendor or not) shall be through legal counsel, and shall be conducted in a manner, acceptable to the Purchaser and the Vendor acting reasonably, and no settlement may be made by the Vendor or the Purchaser without the prior written consent of the others. If the Vendor assumes the defence of any claim then:

         (a) the Purchaser and the Purchaser's counsel shall co-operate with the Vendor and its counsel in the course of the defence, such co-operation to include providing or making available to the Vendor, and its counsel documents and information and witnesses for attendance at examinations for discovery and trials;

         (b) the reasonable legal fees and disbursements and other costs of such defence shall, from and after such assumption, be borne by the Vendor; and

         (c) if the Purchaser retains additional counsel to act on its behalf, the Vendor and its counsel shall co-operate with the Purchaser and its counsel, such co-operation to include providing or making available to the Purchaser and its counsel documents and information and witnesses for attendance at examinations for discovery and trials; provided that all fees and disbursements of such additional counsel shall be paid by the Purchaser.

If the Vendor and the Purchaser are or become parties to the same action, and the representation of all parties by the same counsel would be inappropriate due to a conflict of interest, then the Purchaser and the Vendor shall be represented by separate counsel and, subject to the indemnity obligations of the Vendor as set out herein, the costs associated with the action shall be borne by the parties incurring such costs.

10.7     CLAIMS UNDER PURCHASER'S INDEMNITY

If any claim is made by any Person against the Vendor in respect of which the Vendor may incur or suffer damages, losses, costs or expenses that might reasonably be considered to be subject to the indemnity obligation of the Purchaser as provided in section 10.3 and 10.4, the Vendor will notify the Purchaser as soon as reasonably practicable of the nature of such claim and the Purchaser shall be entitled (but not required) to assume the defence of any suit brought to enforce such claim. The defence of any such claim (whether assumed by the Purchaser or not) shall be through legal counsel and shall be conducted in a manner acceptable to the Vendor and the Purchaser, acting reasonably, and no settlement may be made by the Purchaser, or the Vendor without the prior written consent of the others. If the Purchaser assumes the defence of any claim, then:

         (a) the Vendor and its counsel shall co-operate with the Purchaser and its counsel in the course of the defence, such co-operation to include providing or making available to the Purchaser and its counsel documents and information and witnesses for attendance at examinations for discovery and trials;

         (b) the reasonable legal fees and disbursements and other costs of such defence shall be borne by the Purchaser; and

         (c) if the Vendor retains additional counsel to act on its behalf, the Purchaser and its counsel shall co-operate with the Vendor and its counsel, such co-operation to include providing or making available to the Vendor and its counsel documents and information and witnesses for attendance at examinations for discovery and trials, provided that all fees and disbursements of such additional counsel shall be paid by the Vendor.

If the Purchaser and the Vendor are or become parties to the same action, and the representation of all parties by the same counsel would be inappropriate due to a conflict of interest, then the Vendor and the Purchaser shall be represented by separate counsel and, subject to the indemnity obligations of the Purchaser as set out herein, the costs associated with the action shall be borne by the parties incurring such costs.

10.8     CERTIFICATES

Notwithstanding anything contained herein, the Purchaser shall be entitled to fully pursue all rights or remedies available to it in law or in equity if a certificate of the Vendor is untrue, and nothing contained in this Agreement shall limit or restrict the claims or remedies of the Purchaser against the persons declaring such certificates, it being acknowledged by the Parties that the Purchaser shall be relying on the truth of the Vendor's certificates in completing the transaction contemplated by this Agreement. Notwithstanding anything contained herein, the Vendor shall be entitled to fully pursue all rights or remedies available to it in law or in equity if a certificate of the Purchaser is untrue, and nothing contained in this Agreement shall limit or restrict the claims or remedies of the Vendor against the persons declaring such certificates, it being acknowledged by the Parties that the Vendor shall be relying on the truth of the Purchaser's certificates in completing the transaction contemplated by this Agreement.


                                   ARTICLE 11
                              POST CLOSING MATTERS

11.1     PROPERTY MAINTENANCE

The Purchaser agrees to perform all work requirements including but not limited to all repairs, renewals, replacements, additions and improvements and pay and file when due (and maintain all documentary evidence of such performance, payments and filings) all rents, fees, Taxes, local improvement charges, rates, assurances, deposits, security, levies, royalties, registration and filing fees and utilities charges or rates and all other payments to and assessments of any Governmental Authority or any other Person, that are to be performed, paid or filed with respect to the Assets for a period of five years from the Closing Date or until the day which is six months following the date the Assets are returned to the Vendor in accordance with Article 11.2 or 13.2 herein, whichever date is the earlier.

11.2     RETURN OF ASSETS

Provided the Dividends payable pursuant to the terms of the Preferred Shares have been paid to date, the Purchaser may, at any time within five years of issuance of the Preferred Shares, redeem the Preferred Shares by returning the Assets and all engineering and technical data to the Vendor or its assigns upon not less than 90 days notice to the Vendor (and as otherwise described in Section 29.4 of Schedule "E"), as a going concern, in which case the Vendor shall return the Preferred Shares to the Purchaser and the Purchaser shall have no further liability to the Vendor under this Agreement or in respect of the Preferred Shares or the Royalty Agreement. Vendor shall indemnify Purchaser for any claims against Purchaser, related, in any way, to the return of Assets as contemplated by Section 29.4 of Schedule "E".

11.3     CONDITION OF ASSETS

Prior to returning the Assets under Section 11.2 or Section 13.2, the Purchaser will remove all Liens that were not on the Assets as at Closing except for any Liens that: (i) were not created by and did not result from any act of commission or omission by the Purchaser, its agents, employees, contractors or those for whom it is at law responsible and were not consented to by the Purchaser; or (ii) resulted directly from any act or omission of the Vendor.

11.4     REGISTRATION

The Purchaser and the Vendor agree that the Royalty constitutes an interest in land and claims and the Vendor may register notice of the Royalty Agreement and of its interest in the Preferred Shares against the Properties in the appropriate land registry office and the mining office.

11.5     RENEGOTIATION OF TERMS OF REGISTRATION

The Vendor agrees to negotiate with the Purchaser in good faith at any time should the registration or its interest in the Preferred Shares, notice of the Royalty Agreement or the Mortgage on title have the effect of impairing the Purchaser's ability to conduct business including but not limited to arranging joint venture agreements or debt financings.

11.6     DISCHARGE OF SECURITY

Immediately upon redemption under Section 29.3 of Schedule E or retraction under
Section 29.5 of Schedule E, Vendor and/or its assignees, as applicable, will:

         (a) discharge all of their security on the Assets and any other registrations which limit the Purchaser's ability to mortgage, transfer or otherwise deal with the Properties, save for the Mortgage and the Royalty Agreement (except that the Parties agree that after such discharge, the definition of Event of Default in Section 13.1 hereof and in the Mortgage and all related documentation shall no longer include Subsection 13.1(b) hereof and such definition will be deemed to be amended by deleting such Subsection);

         (b) without limiting the generality of the foregoing, the Vendor will delete, or assist the Purchaser as may be necessary to effect the deletion of, the Section 118 Restriction; and

         (c) forthwith deliver, or execute and deliver a joint direction with the Purchaser that directs the Escrow Agent under the Escrow Agreement to deliver, as applicable, all transfers held in escrow under section 13.3 to the Purchaser.


                                   ARTICLE 12
                                AREA OF INTEREST

12.1     AREA OF INTEREST

The Parties agree that an area of interest (the "Area of Interest") shall include all mineral property and surface interests within an area of one mile from any point on the outer perimeter of the Properties. In the event that the Vendor, or any "associate " or "affiliate" (as those terms are defined in the Securities Act (Ontario)) of it acquires, an interest in the Area of Interest within five years of the date of issuance of the Preferred Shares, such interest shall be deemed to form a part of the Properties and shall be transferred to the Purchaser at no cost to the Purchaser. In the event that the Purchaser acquires an interest in the Area of Interest within five years of the date of issuance of the Preferred Shares, such interest shall be deemed to form a part of the Properties and the Purchaser shall pay the Royalty in respect of those additional property interests and the Mortgage shall, without further action of either Party, be amended to include the additional interests and the Vendor may register the Mortgage against such additional properties.


                                   ARTICLE 13
                                EVENTS OF DEFAULT

13.1     EVENTS OF DEFAULT

If any of the following occurs and is continuing it shall constitute an event of default (an "Event of Default"):

(a) The Purchaser fails to pay any amount owing, including the Dividends on the Preferred Shares, to the Vendor hereunder or under the Royalty Agreement when that amount becomes due and payable and the Purchaser has not rectified such default within 60 days of receipt of written notice of such default from the Vendor;

(b) The Purchaser fails to perform, observe or comply with any of the covenants contained in Section 11.1 and the Purchaser has not rectified such default within 60 days of receipt of written notice of such default from the Vendor;

(c) Except for a judgement or order arising from an event that occurred prior to the Closing, or as a result of actions or inactions of the Vendor, any judgment or order for the payment of money in excess of CAD$1,000,000 (the equivalent amount in any other currency) is rendered against the Purchaser and either (i) enforcement proceedings have been commenced by a creditor upon the judgment or order, or (ii) there is any period of fifteen consecutive days during which a stay of enforcement of the judgment or order, by reason of a pending appeal or otherwise, is not in effect; or

         (d) The Purchaser (i) becomes insolvent or generally not able to pay its debts as they become due, (ii) admits in writing its inability to pay its debts generally or makes a general assignment for the benefit of creditors, (iii) institutes or has instituted against it any proceeding seeking (x) to adjudicate it a bankrupt or insolvent, (y) liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors including any plan of compromise or arrangement or other corporate proceeding involving or affecting its creditors, or (z) the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its properties and assets, and in the case of any such proceeding instituted against it (but not instituted by it), either the proceeding remains undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its properties and assets) occurs, or (iv) takes any corporate action to authorize any of the above actions.

13.2     REMEDIES UPON DEFAULT

Upon the occurrence of an Event of Default, the Vendor may either:

         (a) register the transfer documentation with respect to the Assets referred to in Section 13.3 below in order to effect the transfer of such Assets and all engineering and technical data back to the Vendor, require the Purchaser immediately to return possession of such Assets with all improvements and equipment on the Properties to the Vendor and the Purchaser shall execute all such other documents and do all such other things as are reasonable necessary to effect the transfer of the Assets and all engineering and technical data to the Vendor as contemplated in this paragraph, all in exchange for the Preferred Shares, in which case no Party shall have any further liability to any other Party hereunder or in respect of the Preferred Shares or the Royalty Agreement; or

         (b) pursue such other remedies as it, in its sole discretion, wishes to pursue.

13.3     ESCROW ARRANGEMENT

The Purchaser will place executed documents in registerable form, transferring the Properties back to the Vendor or its nominees in escrow subject to the terms and conditions of the Escrow Agreement in the form attached hereto as Schedule G.

13.4     COVENANT NOT TO TRANSFER PROPERTIES

The Purchaser shall not transfer, charge or grant any financial interest or enter into an agreement to transfer, charge or grant any financial interest in any or all of the Properties without the prior written consent of the Vendor, and the Purchaser agrees to negotiate with the Vendor in good faith at any time should the registration or the Vendor interest in the Preferred Shares, notice of the Royalty Agreement or the Mortgage on title have the effect of impairing the Purchaser's ability to conduct business including but not limited to arranging joint venture agreements or debt financings.

13.5     APPLICATION FOR SECTION 118 RESTRICTION

The Purchasers shall apply to the appropriate land registrar to make an entry on the register for the Properties under Section 118 of the Land Titles Act (the "Section 118 Restriction") to the effect that no transfer shall be made or charge created unless (i) notice of an application for transfer or for the creation of a charge has been transmitted by registered mail to the Vendor at its address for notice under this Agreement, and (ii) the consent of the Vendor has been given to the transfer or the creation of the charge.

13.6     SURVIVAL

Article 13 and any other provisions hereof that, by their terms, shall survive the Closing and the payment of the Purchase Price shall, notwithstanding the Closing and the payment of the Purchase Price, and notwithstanding the waiver of any condition by the Purchaser, (except where otherwise specifically provided in this Agreement) survive the Closing and shall continue in full force and effect.


                                   ARTICLE 14
                                   ARBITRATION

14.1     SETTLING DISPUTES

Subject to Section 14.4, if any dispute, claim, question or difference arises with respect to this Agreement or its performance, enforcement, breach, termination or validity (a "Dispute"); the Parties will use their reasonable efforts to settle the Dispute.

14.2     ARBITRATION

Subject to Section 14.4, except as is expressly provided in this Agreement, if the Parties do not reach a solution pursuant to Section 14.1 within a period of 30 Business Days following the first notice of the Dispute by any Party to the other, then upon written notice by any Party to the other, the Dispute shall be finally settled by arbitration in accordance with the provisions of the Arbitration Act, 1991 (Ontario), based upon the following:

         (a) The arbitration tribunal shall consist of one arbitrator appointed by mutual agreement of the Parties, or in the event of failure to agree within 10 Business Days following delivery of the written notice to arbitrate, any Party may apply to a judge of the Ontario Superior Court of Justice to appoint an arbitrator. The arbitrator shall be qualified by education and training to rule upon the particular matter to be decided.

         (b) The arbitrator shall be instructed that time is of the essence in the arbitration proceeding and, in any event, the arbitration award must be made within 60 days of the submission of the Dispute to arbitration.

         (c) After written notice is given to refer any Dispute to arbitration, the Parties will meet within 15 Business Days of delivery of the notice and will negotiate in good faith any changes in these arbitration provisions or the rules of arbitration which are herein adopted, in an effort to expedite the process and otherwise ensure that the process is appropriate given the nature of the Dispute and the values at risk.

         (d)      The  Parties  agree  that  s.52(1)  of  the  Arbitrations  Act
                  (Ontario)   does  not  apply  to  any  Dispute   submitted  to
                  arbitration.

         (e)      The arbitration shall take place in Toronto, Ontario.

         (f) The arbitration award shall be given in writing and shall be final and binding on the Parties, not subject to any appeal, and shall deal with the question of costs of arbitration and all related matters, subject to the next sentence. A Party to a Dispute may, at any time, make an offer to the other Party to the Dispute to settle all or any part of the Dispute. Any offer to settle shall be deemed to be an offer of compromise made in confidence and without prejudice. The fact that an offer to settle has been made shall not be communicated to the arbitrator until the arbitrator has made a final determination of all aspects of the Dispute other than costs. If an offer to settle is not accepted and the arbitration award is no more favourable to the Party to which the offer was made, the Party making the offer shall be entitled to all of its costs in connection with the arbitration in respect of the period from the date the offer to settle was made to the making of the arbitration award. The costs of arbitration include the arbitrators' fees and expenses, the provision of a reporter and transcripts, reasonable legal fees and reasonable costs of preparation.

         (g) Judgment upon any award may be entered in any Court having jurisdiction or application may be made to the Court for a judicial recognition of the award or an order of enforcement, as the case may be.

         (h) All Disputes referred to arbitration (including the scope of the agreement to arbitrate, any statute of limitations, set-off claims, conflict of laws rules, tort claims and interest claims) shall be governed by the substantive law of Ontario.

         (i) The Parties agree that the arbitration shall be kept confidential and that the existence of the proceeding and any element of it (including any pleadings, briefs or other documents submitted or exchanged, any testimony or other oral submissions and any awards) shall not be disclosed beyond the arbitrator, the Parties, their counsel and any person necessary to the conduct of the proceeding, except as may lawfully be required in judicial proceedings relating to the arbitration or otherwise or as may be required by Law.

14.3     AVAILABILITY OF OFFICERS, EMPLOYEES, ETC.

Each Party to a Dispute agrees to use all reasonable efforts to make available to the other Party to the Dispute, upon reasonable request, those current and former officers, employees, agents and representatives of the Party or any of its affiliates (as such term is defined in the Business Corporations Act (Ontario)) whose assistance, testimony or presence is necessary or desirable to assist the other Party in preparing for and participating in the arbitration of the Dispute, but only for such purpose. The Party making the request shall be responsible for paying all costs, including the salary and out-of-pocket expenses, of the other Party and its affiliates associated with making such individuals available.

14.4     ARBITRATION DOES NOT APPLY.

Section 14.1 and Section 14.2 do not apply to third party claims which will be resolved in the manner set forth in Section 10.6 and Section 10.7. Nothing in this Article 14 shall limit or prevent a Party from seeking to enforce the performance of this Agreement by injunction or specific performance upon application to a court of competent jurisdiction without proof of actual damage (and without the requirement of posting a bond or other security).


                                   ARTICLE 15
                                     GENERAL

15.1     TENDER.

Any tender of documents or money hereunder may be made upon the Vendor or the Purchaser or their respective solicitors on the day set for Closing.

15.2     EXPENSES

         (a) All costs and expenses incurred in connection with the preparation of this Agreement and the transactions contemplated by this Agreement shall be paid by the Party incurring such expenses.

         (b)      All costs pertaining to the escrow arrangement  referred to in
                  Section 13.3 hereof shall be paid by the Vendor.

15.3     TIME

Time shall be of the essence hereof.

15.4     ASSIGNMENT

This Agreement or any interest herein is personal to the Purchaser and cannot be assigned, transferred or conveyed by the Purchaser without the prior written consent of the Vendor. This Agreement or any interest herein, including without limitation the Preferred Shares, is assignable by the Vendor to any Person provided that:

         (a) The Vendor provides written notice of such assignment to the Purchaser; and

         (b) No such assignment shall relieve the Vendor of any of its obligations hereunder.



15.5     NOTICES

Any notice or other writing required or permitted to be given hereunder or for the purposes hereof shall be sufficiently given if delivered or telecopied to the party to whom it is given or, if mailed, by prepaid registered mail addressed to such party at:

         If to the Purchaser at:

                  Halo Resources Ltd.
                  Suite # 1305, 1090 West Georgia Street
                  Vancouver, B.C.  VIE 3V7
                  Attention:  Nick DeMare
                  Fax No.: 604-683-1585

         with a copy to Purchaser's Solicitors at:

                  Cassels Brock & Blackwell LLP
                  2100 Scotia Plaza
                  40 King Street West
                  Toronto, Ontario, M5H 3C2
                  Attention:  Jason Bullen
                  Fax No.:  416-360-8877

         If to the Vendor at:

                  The Sheridan Platinum Group Ltd.
                  14 Park Lane Circle
                  Toronto, Ontario  M5B 1Z7
                  Attention:  Pat Sheridan
                  Fax No.: 416-447-1381
         with a copy to the Vendor's Solicitors at:

                   Stikeman Elliott LLP
                   5300 Commerce Court West
                   199 Bay Street
                   Toronto, Ontario  M5L 1B9
                   Attention:  Brian Pukier
                   Fax No.: 416-947-0866

Or at such other address as the Party to whom such writing is to be given shall have last notified to the Party giving the same in the manner provided in this clause. Any notice mailed shall be deemed to have been given and received on the fifth Business Day next following the date of its mailing unless at the time of mailing or within five Business Days thereafter there occurs a postal interruption which could have the effect of delaying the mail in the ordinary and usual course, in which case any notice shall only be effectively given if actually delivered or sent by telecopy. Any notice delivered or telecopied to the Party to whom it is addressed shall be deemed to have been given and received on the Business Day next following the day it was delivered or telecopied.

15.6     ANNOUNCEMENTS

The Purchaser and the Vendor agree that neither Party will issue a press release regarding the Properties or this Agreement without giving the other Party a reasonable opportunity to comment on the press release.

15.7     MODIFICATIONS, APPROVALS AND CONSENTS

No amendment, modification, supplement, termination or waiver of any provision of this Agreement will be effective unless in writing signed by the appropriate Party and then only in the specific instance and for the specific purpose given.

15.8     GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of Ontario and the parties submit and attorn to the jurisdiction of the courts of Ontario.

15.9     SEVERABILITY

If a court or other tribunal of competent jurisdiction determines that any one or more of the provisions contained in this Agreement is invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless in either case as a result of such determination this Agreement would fail in its essential purpose.

15.10    ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, oral or written, by and between any of the Parties with respect to the subject matter hereof.

15.11    FURTHER ASSURANCES

The Parties shall with reasonable diligence, do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each Party shall provide such further documents or instruments required by the other Party as may be reasonably necessary or desirable to give effect to the purpose of this Agreement and carry out its provisions whether before or after the Closing Date.

15.12    ENUREMENT

This Agreement and each of the terms and provisions hereof shall enure to the benefit of and be binding upon the Parties and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

15.13    COUNTERPARTS

This Agreement may be executed in as many counterparts as may be necessary or by facsimile and each such counterpart agreement or facsimile so executed shall be deemed to be an original and such counterparts and facsimile copies together shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties have duly executed this Agreement as of the day and year first above written.

THE SHERIDAN PLATINUM GROUP LTD.

Per:

         _________________________________
         Authorized Signatory




HALO RESOURCES LTD.

Per:

         _________________________________
         Authorized Signatory

                            SCHEDULES TO BE ATTACHED



                  SCHEDULE A - PROPERTIES

                  SCHEDULE B - LIENS

                  SCHEDULE C - MATERIAL CONTRACTS

                  SCHEDULE D - LICENCES, PERMITS AND AUTHORIZATIONS

                  SCHEDULE E - TERMS OF PREFERRED SHARES

                  SCHEDULE F - NET SMELTER RETURN ROYALTY AGREEMENT

                  SCHEDULE G - ESCROW AGREEMENT

                  SCHEDULE H - MORTGAGE

                  SCHEDULE I - GST CERTIFICATE AND INDEMNITY

                                   SCHEDULE A

                                   PROPERTIES


A.       PATENTS

PARCEL NUMBERS                  CLAIM NUMBERS                        APPROX AREA

3457                            JES96toJES105                             172
10524                           K1332                                       7
10525                           K1333                                      17
10526                           K1334                                      16
10527                           K1335                                      24
30433                           K13464, K13467                             25
16650                           K1328                                      20
16651                           K1329                                      16
3922                            McA11                                      16
16121                           S158                                        1
3456                            S170, S172                                 14
2063                            S173                                        3
1420                            S185                                      136


LEASEHOLD PARCEL NUMBERS

2440                            K2554                                      16
2927                            K268722 & K268728-K268732                  86
2926                            K268723-K268727 & K268733                  76
2449                            K2555, K2689, K2690, K2691                 64
2450                            K2556, K3026, K1330                        41

B.       LICENCES OF OCCUPATION

LICENCES OF OCCUPATION

12126                           K12113-K12120,K3014-K3015,K3028-K3029     133
12369                           K13791-K13797&K13811                      163
12548                           K13802                                      2
2702                            K2284, D493                                16
2871                            K2374                                      10
10381                           K6127                                      16
10383                           K6I28                                      16
10382                           K6129                                      16
10385                           K6130                                      16
10386                           K6131, K3019                               16
10387                           K6132                                      18
10388                           K6I33, K3018                               15


C.       STAKED CLAIMS

STAKED CLAIMS                   K3007239,K3007240,K3007250
(EXPIRY NOV 6/05)
                                K3007296-K300299
                                K3007303
                                K3007322-K3007326,K3007332               2256
                                K3007333-K3007334                         224

TOTAL                           93 Claims                                3667 ha

                                                                 (approximately)

                                   SCHEDULE B

                                      LIENS

None.

                                   SCHEDULE C

                               MATERIAL CONTRACTS



None.

                                   SCHEDULE D

                      LICENCES, PERMITS AND AUTHORIZATIONS



None.

                                   SCHEDULE E

                            TERMS OF PREFERRED SHARES

Rights and Restrictions Attaching to Preferred Shares, Series 1

29.      Provisions Attaching to Preferred Shares, Series 1

Subject to the provisions of the BUSINESS CORPORATIONS ACT (British Columbia), there shall be attached to the Preferred Shares, Series 1 the following special rights, privileges, restrictions and conditions:

Dividends

29.1 The holders of the Preferred Shares, Series 1 shall be entitled to receive and the Corporation shall pay thereon out of the monies of the Corporation properly applicable to the payment of dividends fixed cumulative cash dividends, at the following rates:

         for each of the two years commencing on November 1, 2004, an annual dividend of $0.00625 per share payable in quarterly instalments of $0.0015625 per share on February 1, May 1, August 1, and November 1 of each year, commencing on February 1, 2005 and ending on November 1, 2006; and

         for each of the three years commencing on November 1, 2006, an annual dividend of $0.04 per share payable in quarterly instalments of $0.01 per share on February 1, May 1, August 1, and November 1, of each year, commencing on February 1, 2007 and ending on November 1, 2009.

29.2 The Corporation may, in its sole discretion, upon written notice given to the holders of the Preferred Shares, Series 1 at least 40 days before a dividend is due, elect to pay such dividend in Common Shares of the Corporation. If the Corporation so elects, the number of Common Shares issuable will be determined by dividing the amount of the dividend due by the weighted average trading price of the Common Shares of the Corporation on the TSX Venture Exchange or such other stock exchange or quotation system on which the Common Shares of the Corporation trade, for the 15 trading days immediately prior to the date the dividend is due.

Redemption

29.3 The Corporation may at any time prior to November 1, 2009, redeem the Preferred Shares, Series 1 in whole or in part without the consent of the holders thereof on payment to the holders thereof of the amount of $1.05 per share plus an amount equal to all accrued and unpaid dividends thereon which for such purpose shall be calculated as if such dividends were accruing up to the date of redemption (collectively the " Redemption Amount"). The Corporation, in its sole discretion may elect to pay the Redemption Amount in cash or Common Shares of the Corporation. If the Corporation elects to the pay the Redemption Amount in Common Shares, the number of Common Shares issuable will be determined by dividing the Redemption Amount by the weighted average trading price of the Common Shares of the Corporation on the TSX Venture Exchange or such other stock exchange or quotation system on which the Common Shares of the Corporation trade, for the 15 trading days immediately prior to the date specified for redemption in the Redemption Notice (defined below). The Corporation shall provide the holders with not less than 15 days written notice (the "Redemption Notice") sent to the holders' latest address on the Corporation's central securities register, of its intention to redeem the Preferred Shares, Series 1 pursuant to this section 29.3. The Redemption Notice shall specify the number of shares being redeemed and whether the Corporation has elected to pay the Redemption Amount in cash or Common Shares. On or after the date so specified in the notice for redemption, the Corporation shall pay or cause to be paid to the holders, the Redemption Amount on presentation and surrender, at the

Corporation's registered office or such other place specified in the Redemption Notice, of the certificate(s) for the Preferred Shares, Series 1 being redeemed. Notwithstanding the failure of the holders to present the aforesaid share certificate, the redemption shall be effective as of the date specified for redemption in the Redemption Notice, and the holders shall have no further rights as a shareholder of the Corporation from and after such effective date, other than the right to receive the Redemption Amount.

29.4 Provided all dividends payable on the Preferred Shares, Series 1 have been paid up to date, the Corporation may at any time prior to November 1, 2009, redeem the Preferred Shares, Series 1 without the consent of the holders thereof by transferring to the holders thereof, in proportion to the percentage of issued and outstanding Preferred Shares, Series 1, held by each holder, the Corporation's title to the Assets (defined below). The Corporation shall provide the holders with not less than 90 days written notice to each holders' latest address on the Corporation's central securities register, of its intention to redeem the Preferred Shares, Series 1 pursuant to this section 29.4. On or after the date so specified in the notice for redemption, the Corporation shall deliver all documentation, in registrable form, necessary to transfer title to the Assets to the holders, on presentation and surrender, at the Corporation's registered office or such other place specified in the notice of redemption, of all certificates for the Preferred Shares, Series 1. If the Preferred Shares, Series 1 are held by more than one holder, the title transfer documents will be made out in the names of all holders as tenants in common with each holder's undivided interest being equal to his/her percentage holdings of all outstanding Preferred Shares, Series 1. Notwithstanding the failure of any holder to present the aforesaid share certificate, the redemption shall be effective as of the date specified for redemption in the notice, and no holder shall have any further rights as a shareholder of the Corporation from and after such effective date, other than the right to receive his, her or its proportionate share of title to the Assets. For the purposes of this section 29.4, "Assets" shall have the meaning set forth in the Purchase Agreement dated February ________, 2005 among The Sheridan Platinum Group Ltd. and the Corporation.

Retraction

29.5 If the Preferred Shares, Series 1 have not been redeemed by November 1, 2009, the Corporation will, effective November 1, 2009, retract the Preferred Shares, Series 1 by payment to the holders thereof of the Retraction Amount (defined below). The retraction amount (the "Retraction Amount") in respect of each Preferred Share, Series 1 shall be $1.00 per share plus an amount equal to all accrued and unpaid dividends thereon which for such purposes shall be calculated as if such dividends were accruing up to the date of retraction. The Corporation, in its sole discretion may elect to pay the Retraction Amount in cash or Common Shares of the Corporation. If the Corporation elects to the pay the Retraction Amount in Common Shares, the number of Common Shares issuable will be determined by dividing the Retraction Amount by the weighted average trading price of the Common Shares of the Corporation on the TSX Venture Exchange or such other stock exchange or quotation system on which the Common Shares of the Corporation trade, for the 15 trading days immediately prior to the date specified for retraction. On or after the date specified for retraction, the Corporation shall pay or cause to be paid to the holders, the Retraction Amount on presentation and surrender, at the Corporation's registered office or such other place specified by the Corporation, of the certificate(s) for the Preferred Shares, Series 1 being retracted. Notwithstanding the failure of the holders to present the aforesaid share certificate(s), the retraction shall be effective as of the retraction date specified herein, and the holders shall have no further rights as shareholders of the Corporation from and after such date, other than the right to receive the Retraction Amount.

Return of Capital

29.6 In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of its property or assets among its shareholders for the purpose of winding up its affairs, the holders of the Preferred Shares, Series 1 shall be entitled to receive, before any distribution of any part of the property or assets of the Corporation among the holders of any other shares, an amount equal to $1.00 per share together with an amount equal to all accrued and unpaid dividends thereon which for such purpose shall be calculated as if such dividends were accruing up to the date of such distribution. Thereafter, the holders of the Preferred Shares, Series 1 will not participate further in the capital of the Corporation.

Non-Voting

29.7 The holders of the Preferred Shares shall not as such be entitled to receive notice of or to attend and vote at any meetings of the shareholders of the Corporation unless a dividend payable on a due date specified in section
29.1 above remains unpaid for a period of 60 days past the date the dividend was due, in which case each Preferred Share, Series 1 shall have one vote per share at all meetings of shareholders until such dividend is paid.

Transfer of Preferred Shares, Series 1

29.8 No Preferred Shares, Series 1 shall be transferred unless the transferee agrees in writing to be bound by the provisions of sections 4, 5, and 6 of the Escrow Agreement dated _____, 2005 among the Corporation, The Sheridan Platinum Group Ltd. and McLean & Kerr LLP, as amended from time to time, as if the transferee were the "Vendor" under such agreement.

                                   SCHEDULE F





                      NET SMELTER RETURN ROYALTY AGREEMENT





                                      AMONG



                        THE SHERIDAN PLATINUM GROUP LTD.

                                       AND

                               HALO RESOURCES LTD.





                              DATED [CLOSING DATE]

                                ROYALTY AGREEMENT

THIS AGREEMENT dated as of the ___ day of ______, 2005.

AMONG:

                  HALO RESOURCES LTD.

                  (the "PURCHASER")



AND:

                  THE SHERIDAN PLATINUM GROUP LTD.

                  (the "VENDOR")

For good and valuable consideration, the receipt and sufficiency of which is acknowledged by each of the Parties, the Parties covenant and agree as follows:

                                   ARTICLE 1
                                 INTERPRETATION

1.1      DEFINITIONS

In this Agreement, unless otherwise provided:

         (v)      "ACT" means the Securities Act (Ontario);

         (vi)     "AFFILIATE" has the meaning given such term under the Act;

         (vii)    "AGREEMENT" means this royalty agreement;

         (viii) "ALLOWABLE DEDUCTIONS" means, for any Product, (i) the cost of transportation of such Product to a smelter or other place of treatment, and (ii) smelter and treatment charges but does not include the costs of milling or concentration;

         (ix) "AREA OF INTEREST" means all mineral property and surface interests within an area of one mile from any point on the outer perimeter of the Properties;

         (x) "BUSINESS DAY" means a day on which banks are generally open for business in Toronto, Ontario;

         (xi) "DATE OF COMMENCEMENT OF COMMERCIAL PRODUCTION" shall be the date upon which Ore from the Property is being consistently milled on a continuous basis at 75% of the rate projected in the final feasibility study, if any, prepared by or for the Purchaser in respect of the Properties or 180 days after the date on which Ore from the Properties is first mined, whichever shall first occur, but in any event the Royalty shall be payable on all production;

         (xii)    "GROSS  PROCEEDS"  means,  for  any  Product,   the  aggregate
                  proceeds received by the Purchaser for the Sale of such Product;

         (xiii) "NET SMELTER RETURN" means the Gross Proceeds received by the Purchaser in any year from the sale of Product from the mining operation on the Property less Allowable Deductions;

         (xiv) "ORE" shall mean any material containing a mineral or minerals of commercial economic value mined from the Properties or any production sold from the Property of any nature whatsoever.

         (xv) "PARTY" or "Parties" means one or more of the parties to this Agreement;

         (xvi)    "PERSON" has the meaning given such term under the Act;

         (xvii) "PRODUCT" means Ore mined from the Properties and any concentrates or other materials or products derived therefrom, provided, however, that if any such Ore, concentrates or other materials or products are further treated as part of the mining operation in respect of the Properties, such Ore, concentrates or other materials or products shall not be considered to be "Product" until after they have been so treated;

         (xviii) "PROPERTIES" means the mineral property interests in the Kenora Mining Division, Ontario as set out in Schedule A hereto and any other properties acquired within the Area of Interest;

         (xix) "PURCHASE AGREEMENT" means the purchase agreement among The Sheridan Platinum Group Ltd. and Halo Resources Ltd., dated as of ___, 2004.

         (xx)     "ROYALTY" has the meaning ascribed thereto in Section 2.2;

         (xxi) "SALE" means a sale of a Product by or on behalf of the Purchaser or any Affiliate of the Purchaser to any other Person;

1.2      EXHIBITS

Exhibit A, which is attached to this Agreement, is incorporated into and forms part of this Agreement:

1.3      GOVERNING LAW

This Agreement will in all respects be governed by and be construed in accordance with the laws in force in the Province of Ontario and will be under the exclusive jurisdiction of the courts of such jurisdiction.

1.4      SEVERABILITY

If any one or more of the provisions contained in this Agreement is held to be invalid, illegal or unenforceable in any respect under the laws of any jurisdiction, the validity, legality and enforceability of such provision will not in any way be affected or impaired thereby under the laws of any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

1.5      CALCULATION OF TIME

If any time period set forth in this Agreement ends of a day which is not a Business Day, then notwithstanding any other provision of this Agreement, such period will be extended until the end of the next following day which is a Business Day.

1.6      HEADINGS

The headings to the articles and sections of this Agreement are inserted for convenience only and will not affect the construction hereof.

1.7      OTHER MATTERS OF INTERPRETATION

In this Agreement:

         (xxii)   the singular includes the plural and vice versa;

         (xxiii)  the masculine includes the feminine and vice versa;

         (xxiv)   references to "article",  "section"  and  "subsection"  are to
                  articles,   sections  and   subsections  of  this   Agreement,
                  respectively;

         (xxv) all provisions requiring a Party to do or refrain from doing something will be interpreted as the covenant of that Party with respect to that matter notwithstanding the absence of the words "covenants" or "agrees" or "promises"; and

         (xxvi) the words "hereto", "herein", "hereby", "hereunder", "hereof" and similar expressions when used in this Agreement refer to the whole of this Agreement and not to any particular article, part, section, exhibit or portion thereof.


                                    ARTICLE 2
                                     ROYALTY

2.1      ROYALTY

Subject to paragraph 2.2 hereof, the Purchaser will pay to the Vendor a royalty equal to 2.5% of Net Smelter Returns until 1,500,000 ounces of gold are produced from the Properties and then shall pay a royalty equal to 5% of Net Smelter Returns after 1,500,000 ounces of gold are produced from the Properties (the "ROYALTY").

2.2      PURCHASER'S BUYBACK RIGHT

The Purchaser shall have the option to purchase from the Vendor a Royalty of 1% by the payment of the sum of CDN$2,500,000 to the Vendor at any time until the Date of Commencement of Commercial Production, and thereafter such option shall no longer exist.

                                   ARTICLE 3
                           OPERATION OF THE PROPERTIES

3.1      REMOVAL OF ORE

The Purchaser may remove reasonable quantities of Ore and rock from the Properties for the purpose of bulk sampling and of testing, and there shall be no Royalty payable to the Vendor with respect thereto unless revenues are derived therefor.

3.2      COMMINGLING

The Purchaser shall have the right to commingle with Ores from the Property, ore produced from other properties provided that prior to such commingling, the Purchaser shall adopt and employ reasonable practices and procedures for weighing, determination of moisture content, sampling and assaying, as well as utilize reasonable accurate recovery factors in order to determine the amount of products derived from, or attributable to Ore mined and produced from the Properties. The Purchaser shall maintain accurate records of the results of such sampling, weighing and analysis as pertaining to Ore mined and produced from the Properties.

                                   ARTICLE 4
                                   ASSIGNMENT

4.1      ASSIGNMENT BY THE VENDOR

The Vendor may transfer, sell, assign or otherwise dispose of all or any part of the Royalty on the Property, without the consent of the Purchaser.

4.2      ASSIGNMENT BY PURCHASER

The Purchaser may not transfer, sell, assign or otherwise dispose of all or any portion of its interest in the Properties until the fifth anniversary of the date of issue of the Preferred Shares without the prior written consent of the Vendor and after such time, may transfer, sell, assign or otherwise dispose of all or any portion of its interest in the Properties provided that such disposition will not be effective as against the Vendor until the purchaser has delivered to the Vendor a written and enforceable agreement agreeing to be bound, to the extent of the interest disposed of, by all of the terms and conditions of this Agreement.

                                   ARTICLE 5
                                   PAYMENTS

5.1      PAYMENTS

The obligation to pay the Royalty on any Product will accrue upon any Sale, provided that where a Sale is made on a provisional basis, the amount of the Royalty payable will be initially based upon the value of Product credited by such provisional settlement, with later adjustment to account for the value of Product established by final settlement.

5.2      TIMING OF PAYMENTS

Each Royalty payment shall be calculated by the Purchaser at the end of each quarter and will be due and payable quarterly on the last day of the month next following the end of the calendar quarter in which the same accrued.

5.3      STATEMENTS

On or before the last day of each quarter of each year after the Date of Commencement of Commercial Production, the Purchaser shall deliver to the Vendor a statement showing in reasonable detail for the quarter due:

         (i)      the  quantities  and  grades  of  Product   outturned  to  the
                  Purchaser's account and for all other Products for which there has been a Sale in the quarter;

         (ii)     the Gross Proceeds received during such quarter;

         (iii)    the Allowable Deductions for such quarter; and

         (iv) other pertinent information in sufficient detail to explain the calculation of the Royalty payment due.

5.4      CURRENCY

All payments to be made under this Agreement will be made in Canadian dollars.

5.5      PAYMENT MECHANISM

Each payment hereunder will be made by wire transfer in immediately available funds, to such account at a banking institution as the Vendor may designate pursuant to instructions provided by the Vendor to the Purchaser not less than three (3) Business Days prior to the date upon which such payment is to be made. Payment by the Purchaser in accordance with this paragraph 5.5 will constitute payment duly received by the Vendor. If the banking institution nominated by the Vendor does not accept a payment prior to its due date from the Purchaser, then the Purchaser will be entitled to make payment to the Vendor by delivery within ten (10) Business Days of such due date of a bank draft to the Vendor at the address specified under or in accordance with the paragraph 7.3 below.

5.6      BOOKS AND RECORDS

The Purchaser agrees to maintain for each mining operation on the Properties up to date and complete records relating to the production and sale of Product including accounts, records, statements and returns relating to treatment and smelting arrangements of the Product, and the Vendor or its agents shall have the right at all times, including for a period of twelve (12) months following the expiration or termination of this Agreement, to inspect such records, statements, and returns and make copies thereof at its own expense for the purpose of verifying the amount of Royalty payments to be made by the Purchaser to the Vendor pursuant hereto. The Vendor shall have the right to have such account audited by independent auditors once a year. If such audit determines that there has been a deficiency in the payment made to the Vendor, such deficiency will be resolved by adjusting the next quarterly Royalty payment due hereunder. If production has ceased, settlement will be made between the Parties by cash payment. The Vendor will pay all costs of such audit unless a deficiency of five percent or more of the amount due to the Vendor is determined to exist, in which event the Purchaser will pay such costs.

5.7      AUDITED STATEMENT

The Purchaser shall have an audited statement prepared by its auditors for each year with respect to the Royalty payable to the Vendor hereunder, by the 30th day of July in the following year, and the Purchaser shall forthwith deliver a copy of such statement to the Vendor.


                                    ARTICLE 6
                                   ARBITRATION

6.1      SETTLING DISPUTES

Subject to Section 6.4, if any dispute, claim, question or difference arises with respect to this Agreement or its performance, enforcement, breach, termination or validity (a "Dispute"), the Parties will use their reasonable efforts to settle the Dispute.

6.2      ARBITRATION

Subject to Section 6.4, except as is expressly provided in this Agreement, if the Parties do not reach a solution pursuant to Section 6.1 within a period of 30 Business Days following the first notice of the Dispute by any Party to the other, then upon written notice by any Party to the other, the Dispute shall be finally settled by arbitration in accordance with the provisions of the Arbitration Act, 1991 (Ontario), based upon the following:

         (a) The arbitration tribunal shall consist of one arbitrator appointed by mutual agreement of the Parties, or in the event of failure to agree within 10 Business Days following delivery of the written notice to arbitrate, any Party may apply to a judge of the Ontario Superior Court of Justice to appoint an arbitrator. The arbitrator shall be qualified by education and training to rule upon the particular matter to be decided.

         (b) The arbitrator shall be instructed that time is of the essence in the arbitration proceeding and, in any event, the arbitration award must be made within 60 days of the submission of the Dispute to arbitration.

         (c) After written notice is given to refer any Dispute to arbitration, the Parties will meet within 15 Business Days of delivery of the notice and will negotiate in good faith any changes in these arbitration provisions or the rules of arbitration which are herein adopted, in an effort to expedite the process and otherwise ensure that the process is appropriate given the nature of the Dispute and the values at risk.

         (d)      The  Parties  agree  that  s.52(1)  of  the  Arbitrations  Act
                  (Ontario)   does  not  apply  to  any  Dispute   submitted  to
                  arbitration.

         (e)      The arbitration shall take place in Toronto, Ontario.

         (f) The arbitration award shall be given in writing and shall be final and binding on the Parties, not subject to any appeal, and shall deal with the question of costs of arbitration and all related matters, subject to the next sentence. A Party to a Dispute may, at any time, make an offer to the other Party to the Dispute to settle all or any part of the Dispute. Any offer to settle shall be deemed to be an offer of compromise made in confidence and without prejudice. The fact that an offer to settle has been made shall not be communicated to the arbitrator until the arbitrator has made a final determination of all aspects of the Dispute other than costs. If an offer to settle is not accepted and the arbitration award is no more favourable to the Party to which the offer was made, the Party making the offer shall be entitled to all of its costs in connection with the arbitration in respect of the period from the date the offer to settle was made to the making of the arbitration award. The costs of arbitration include the arbitrators' fees and expenses, the provision of a reporter and transcripts, reasonable legal fees and reasonable costs of preparation.

         (g) Judgment upon any award may be entered in any Court having jurisdiction or application may be made to the Court for a judicial recognition of the award or an order of enforcement, as the case may be.

         (h) All Disputes referred to arbitration (including the scope of the agreement to arbitrate, any statute of limitations, set-off claims, conflict of laws rules, tort claims and interest claims) shall be governed by the substantive law of Ontario.

         (i) The Parties agree that the arbitration shall be kept confidential and that the existence of the proceeding and any element of it (including any pleadings, briefs or other documents submitted or exchanged, any testimony or other oral submissions and any awards) shall not be disclosed beyond the arbitrator, the Parties, their counsel and any person necessary to the conduct of the proceeding, except as may lawfully be required in judicial proceedings relating to the arbitration or otherwise or as may be required by Law.

6.3      AVAILABILITY OF OFFICERS, EMPLOYEES, ETC.

Each Party to a Dispute agrees to use all reasonable efforts to make available to the other Party to the Dispute, upon reasonable request, those current and former officers, employees, agents and representatives of the Party or any of its affiliates (as such term is defined in the Business Corporations Act (Ontario)) whose assistance, testimony or presence is necessary or desirable to assist the other Party in preparing for and participating in the arbitration of the Dispute, but only for such purpose. The Party making the request shall be responsible for paying all costs, including the salary and out-of-pocket expenses, of the other Party and its affiliates associated with making such individuals available.

6.4      ARBITRATION DOES NOT APPLY.

Nothing in this Article 6 shall limit or prevent a Party from seeking to enforce the performance of this Agreement by injunction or specific performance upon application to a court of competent jurisdiction without proof of actual damage (and without the requirement of posting a bond or other security).


                                   ARTICLE 7
                                  MISCELLANEOUS

7.1      FIRST CHARGE

The Purchaser and the Vendor agree that the Royalty constitutes an interest in land and claims, and the Vendor may register notice of the Royalty Agreement on title to the Properties in the appropriate land registry office and appropriated mining office as a first charge on the Property.

The Vendor agrees to negotiate with the Purchaser in good faith at any time should the registration of the Royalty on title have the effect of impairing the Purchaser's ability to conduct business including but not limited to arranging joint venture agreements or debt financings.

7.2      NO PARTNERSHIP

This Agreement is not intended to, and will not be deemed to, create any partnership relation between the Parties including, without limitation, a mining partnership or commercial partnership. The obligations and liabilities of the Parties will be several and not joint and neither Party will have or purport to have any authority to act for or to assume any obligations or responsibility on behalf of the other Party except as expressly contemplated herein. Nothing herein contained will be deemed to constitute a Party the partner, agent or legal representative of the other Party or to create any fiduciary relationship between the Parties.

7.3      NOTICE

Any notice, election, proposal, consent objection or other document required or permitted to be given hereunder ("Notices") will be in writing addressed to the Parties as follows:


         Purchaser:        HALO RESOURCES LTD.

                           Suite #1305, 1090 West Georgia Street,
                           Vancouver, BC  V1E 3V7
                           Attention:  Nick DeMare
                           Fax No.:  604-683-1585

                           with a copy to Purchaser's Solicitors at:

                           CASSELS BROCK & BLACKWELL LLP
                           2100 Scotia Plaza
                           40 King Street West
                           Toronto, Ontario, M5H 3C2
                           Attention:  Jason Bullen
                           Fax No.:  416-360-8877

         Vendor:           THE SHERIDAN PLATINUM GROUP LTD.
                           14 Park Lane Circle
                           Toronto, ON  M5B 1Z7
                           Attention: Patrick Sheridan
                           Fax No.: 416-447-1381

                           with a copy to the Vendor's Solicitors at:

                           STIKEMAN ELLIOTT LLP
                           5300 Commerce Court West
                           199 Bay Street
                           Toronto, Ontario  M5L 1B9
                           Attention:  Brian Pukier
                           Fax No.: 416-947-0866

All Notices will be given by personal delivery, facsimile transmission or prepaid registered mail, return receipt requested. All Notices will be effective and will be deemed delivered as follows:

                  (i) if by personal delivery, on the date of delivery if delivered during normal business hours, and, if not delivered during normal business hours, on the next Business Day following delivery;

                  (ii)     if by electronic communication,  on the next Business
                           Day    following    receipt    of   the    electronic
                           communication;  and

                  (iii) if by mail, on the next Business Day after actual receipt.

A Party may at any time change its address for future Notices hereunder by Notice in accordance with this section.

7.4      FURTHER ASSURANCES

Each Party will, at the request of another Party and at the requesting Party's expense, execute all such documents and take all such actions as may be reasonably required to effect the purposes and intent of this Agreement.

7.5      ENTIRE AGREEMENT

Subject to the terms of the Purchase Agreement, this Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof, all previous agreements and promises in respect thereto being hereby expressly rescinded and replaced hereby. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the Parties other than those expressly set forth in this Agreement and the Purchase Agreement.

7.6      NO WAIVERS

No waiver of or with respect to any term or condition of this Agreement will be effective unless it is in writing and signed by the waiving Party, and then such waiver will be effective only in the specific instance and for the purpose of which given. No course of dealing among the Parties, nor any failure to exercise, nor any delay in exercising, any right, power, or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise of any specific waiver of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

7.7      TIME OF THE ESSENCE

Time is of the essence in the performance of any and all of the obligations of the Parties, including, without limitation, the payment of monies.

7.8      COUNTERPARTS

This Agreement may be executed in multiple counterparts, each of which will constitute an original, but all of which together will constitute one and the same instrument.

7.9      PARTIES IN INTEREST

This Agreement will enure to the benefit of and be binding on the Parties and their respective successors and permitted assigns.

IN WITNESS WHEREOF the parties have duly executed this Agreement as of the day and year first above written.



THE SHERIDAN PLATINUM GROUP LTD.

Per:



_________________________________
Authorized Signatory




HALO RESOURCES LTD.

Per:



_________________________________
Authorized Signatory

                                   SCHEDULE G

                                ESCROW AGREEMENT

THIS ESCROW AGREEMENT is made as of _____, 2005, by and among HALO RESOURCES LTD. (the"PURCHASER") with an address at Suite 1305 - 1090 West Georgia Street, Vancouver, British Columbia V6E 3V7, THE SHERIDAN PLATINUM GROUP LTD. (the "VENDOR") with an address at 14 Park Lane Circle, Toronto, Ontario M5B 1Z7 and McLEAN & KERR LLP (the "ESCROW AGENT") with an address at 130 Adelaide Street West, Toronto, Ontario M5H 3P5.

WHEREAS:

A. The Vendor and the Purchaser have entered into an Asset Purchase Agreement dated February ___, 2005 (the "ASSET PURCHASE AGREEMENT") whereby the Vendor has agreed to sell to the Purchaser and the Purchaser has agreed to purchase from the Vendor certain assets as described in the Asset Purchase Agreement (the "ASSETS");

B. Under the Asset Purchase Agreement, the purchase price for the Assets is to be satisfied in part by the issuance of the Preferred Shares (as such term is defined in the Asset Purchase Agreement) in the capital of the Purchaser to the Vendor;

C. Pursuant to section 11.2 of the Asset Purchase Agreement the Vendor and the Purchaser agreed, subject to the provisions of the Asset Purchase Agreement, that the Purchaser may, at any time until November 1, 2009, redeem the Preferred Shares by returning the Assets to the Vendor.


D. Pursuant to section 13.2 of the Asset Purchase Agreement upon the occurrence of an Event of Default (as such term is defined in the Asset Purchase Agreement) the Vendor has the right to, among other things, have the Purchaser transfer the Assets to the Vendor in exchange for the transfer by the Vendor of the Preferred Shares to the Purchaser;

E. Pursuant to the rights and restrictions attached to the Preferred Shares (attached as Schedule "E" to the Asset Purchase Agreement) the Purchaser may redeem the Preferred Shares and may elect to pay the redemption amount in common shares of the Purchaser;

F. Pursuant to the rights and restrictions attached to the Preferred Shares, if the Preferred Shares have not been redeemed prior to November 1, 2009, the Purchaser will retract the Preferred Shares on November 1, 2009 and may elect to pay the retraction amount in common shares of the Purchaser;

G. The Vendor and the Purchaser have agreed that on the closing of the transaction contemplated in the Asset Purchase Agreement the Purchaser shall deliver into trust to the Escrow Agent duly executed good and sufficient transfers of the Properties (as such term is defined in the Asset Purchase Agreement) comprising in part the Assets and all other documents (the "ESCROW DOCUMENTATION") which in the opinion of counsel for the Vendor are necessary or desirable to permit the registration or recording of such transfers into the name of the Vendor free and clear of all liens, charges and encumbrances of every nature and kind whatsoever, which documentation shall be held in accordance with this agreement;

H. The Vendor and the Purchaser have also agreed that if any common shares of the Purchaser are issued to the Vendor pursuant to the rights of retraction or redemption attached to the Preferred Shares, the Purchaser shall, in certain circumstances, deliver into trust to the Escrow Agent the certificates representing such common shares (the "COMMON ESCROW SHARES") which shares shall be held in escrow in accordance with this agreement; and

I. The parties desire to enter into this agreement to establish the obligations and rights of the parties with respect to the Escrow Documentation and the Common Escrow Shares.

NOW THEREFORE in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.       The  Purchaser has  delivered  the Escrow  Documentation  to the Escrow
Agent.

2.       The   Escrow   Agent   hereby   acknowledges   receipt  of  the  Escrow
Documentation and agrees that the Escrow Documentation and, when deposited hereunder, the Common Escrow Shares, shall be held by the Escrow Agent in escrow to be dealt with pursuant to the provisions of this agreement.

3. The Escrow Agent agrees to hold the Escrow Documentation in escrow until receipt by the Escrow Agent of an irrevocable joint direction signed by each of the Purchaser and the Vendor to release the Escrow Documentation to the party named in such direction.

The Purchaser and the Vendor agree that if, as a result of the issuance of the Common Escrow Shares, the Vendor becomes an "Insider" or "Control Person" of the Purchaser (as such terms are defined in section 1.2 of Policy 1.1 of the TSX Venture Exchange Company Manual) and the Purchaser's common shares are listed on the TSX-V at such time, the Purchaser shall deliver the certificates respecting the Common Escrow Shares, to the Escrow Agent, forthwith upon the issuance of such shares.

4. The Escrow Agent agrees to hold the certificates representing any Common Escrow Shares it receives in escrow to be dealt with pursuant to the provisions of this agreement. The Escrow Agent will hold such certificates in escrow until Patrick Sheridan (or if the Preferred Shares have been transferred, a transferee of such shares) has filed a TSX-V Form 2A - Personal Information Form with the TSX Venture Exchange, and the Escrow Agent has received a copy of the written approval of the TSX Venture Exchange ("TSX Approval") to the release of the Common Escrow Shares to the Vendor. Upon receipt of TSX Approval, the Escrow Agent will release such certificates to the Vendor or as directed by it.

5. The Vendor shall not transfer the Preferred Shares unless the transferee agrees in writing with the Purchaser and the Escrow Agent to be bound by sections 4, 5, and 6 of this agreement as if they were the "Vendor" hereunder.

6. The Vendor shall be liable to pay the Escrow Agent its reasonable fees, disbursements and other charges in connection with the performance of its duties hereunder.

7. The terms and conditions set out in Schedule A annexed hereto form part of this agreement.

8. All notices and other communications which may be or are required to be given under this agreement shall be in writing, shall be delivered personally or sent by registered mail addressed to the parties at their respective addresses set forth on the first page hereof or at such other place as such party may from time to time designate by written notice to the other given in accordance with this section, and shall conclusively be deemed received for all purposes hereof, in the case of those personally delivered, on the day of such delivery and, in the case of those given by registered mail on the fourth business day following that upon which the notice or other communication was so mailed.

9. This agreement enures to the benefit of and is binding upon the parties hereto and their successors and assigns. This agreement may not be amended nor shall any waiver of any provisions hereof be effective, except only by an instrument in writing and signed by all the parties.

10. This agreement may be executed in any number of counterparts, each of which shall be determined to be an original and all of which taken together shall be deemed to constitute one and the same instrument. Counterparts may be executed either in original or facsimile form and the parties adopt any signatures received by facsimile as original signatures of the parties; provided however, that any party providing its signature in such manner shall promptly forward to the others an original of the signed copy of this agreement which was so provided by facsimile.

         IN WITNESS WHEREOF the parties have executed this agreement as of the date first above written.

                                HALO RESOURCES LTD.

                                Per:
                                      _______________________________________

                                Name:

                                Title:
                                              A.S.O.


                                THE SHERIDAN PLATINUM GROUP LTD.

                                Per:
                                      _______________________________________

                                Name:

                                Title:
                                              A.S.O.


                                MCLEAN & KERR LLP

                                Per:
                                      _______________________________________

                                Name:

                                Title:

                                   SCHEDULE A

               STANDARD TERMS AND CONDITIONS FOR ESCROW AGREEMENT

Acceptance by MCLEAN & KERR LLP (the "ESCROW AGENT") of its duties under the agreement to which this is attached (the "AGREEMENT") is subject to the following terms and conditions, which the parties to the Agreement hereby agree shall govern and control the rights, duties and privileges of the Escrow Agent and shall be deemed incorporated by reference into the Agreement as if set forth in full therein:

1. Capitalized terms not specifically defined in this Schedule shall have the meanings given to such terms in the Agreement.

2. The duties of the Escrow Agent are to be determined solely by the express provisions of the Agreement; accordingly, the Escrow Agent shall only be responsible for the performance of those duties and obligations as are specifically set forth in the Agreement.

3. The Escrow Agent shall be fully protected in acting on or relying upon any written notice, direction, request, waiver, consent, receipt or other paper or document which the Escrow Agent in good faith believes to have been signed or presented by the proper party or parties as contemplated by the Agreement.

4. The Escrow Agent shall be entitled to rely on any judgment, demand or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any facts stated therein, the validity thereof or the jurisdiction of a Court or duly appointed arbitrator issuing any judgment. The Escrow Agent may act in reliance upon any instrument, direction or signature believed by it in good faith to be genuine and duly authorized and upon advice of counsel in reference to any matters connected herewith.

5. The Escrow Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith or for any mistake in fact or law, or for anything which it may do or refrain from doing in good faith in connection herewith, except its own wilful misconduct or negligence.

6. In the event of any dispute or question as to the construction by the Escrow Agent of its duties, neither party shall hold the Escrow Agent liable with respect to any action taken or omitted by it in good faith.

7. In the event of any dispute between the parties, the Escrow Agent may (at its option) transmit the escrow property to a court of competent jurisdiction and upon doing so the Escrow Agent shall be relieved of all further obligations under the Agreement.

8. Save and except as the parties may have expressly otherwise agreed to in the Agreement, the parties, jointly and severally, agree to indemnify and hold harmless the Escrow Agent from any and all loss, cost, claim, liability and expense (including legal fees paid to outside attorneys or amounts representing the fair value of legal services rendered to itself) which may be incurred by reason of it acting as Escrow Agent, provided that it acted in accordance with the terms of the Agreement.

9. The Escrow Agent shall not be bound or in any way affected by any notice of any modification or cancellation of the Agreement or of any fact or circumstance affecting or alleged to affect rights or liabilities hereunder or otherwise other than as is hereinafter set forth, unless notice of the same is delivered to the Escrow Agent in writing signed by the parties to the Agreement.

10. The parties each acknowledge that the Escrow Agent is acting only in the capacity of escrow agent and not as counsel to any of the parties and that each party has retained independent legal representation in connection with the Agreement and the related transactions.

11. The Escrow Agent and any successor escrow agent, as the case may be, may resign its duties and be discharged from all further duties or obligations hereunder at any time upon giving 30 days written notice to the parties to the Agreement. The parties shall thereupon jointly designate a successor escrow agent hereunder within said 30 day period to whom the escrow property shall be delivered. In default of such designation of a successor escrow agent, the Escrow Agent shall retain the escrow property in escrow as custodian thereof until otherwise jointly directed by the parties to the Agreement, without further liability or responsibility.

                                   SCHEDULE H

                                    MORTGAGE

                                DEMAND DEBENTURE

                               HALO RESOURCES LTD.

                                 (THE "OBLIGOR")

SECTION 1         ACKNOWLEDGEMENT AND PROMISE TO PAY.

For value received, the Obligor acknowledges itself indebted and promises to pay ON DEMAND, to or to the order of the Holder the principal sum of THIRTY-THREE MILLION DOLLARS ($33,000,000.00) in lawful money of Canada in accordance with the terms of this Debenture. The Obligor promises to pay the principal amount and other amounts owing under this Debenture at the offices of the Holder at which any notice may be given to the Holder in connection with this Debenture or at such other place as the Holder may designate by notice in writing to the Obligor.

SECTION 2         DEFINED TERMS.

Terms defined in the Personal Property Security Act (Ontario) and used but not otherwise defined in this Debenture have the same meanings. As used in this Debenture, the following terms have the following meanings:

"BUSINESS DAY" means any day of the year, other than a Saturday, Sunday or any day on which major banks are closed for business in Toronto, Ontario.

"CHARGED PREMISES" means the property and undertaking subject to the Security.

"DEBENTURE" means this demand debenture and all schedules attached to it, as it may be amended, modified, extended, renewed, restated, replaced or supplemented from time to time.

"HOLDER" means The Sheridan Platinum Group Ltd. and its successors and assigns, and any subsequent holder or holders of this Debenture.

 "LIEN" means (i) any mortgage, charge, pledge, hypothecation, security interest, assignment by way of security, encumbrance, lien (statutory or otherwise), hire purchase agreement, conditional sale agreement, deposit arrangement, title retention agreement or arrangement, or any other assignment, arrangement or condition that in substance secures payment or performance of an obligation, (ii) any trust arrangement, (iii) any arrangement which creates a right of set-off out of the ordinary course of business, or (iv) any agreement to grant any such rights or interests.

"OBLIGOR" means Halo Resources Ltd., a corporation continued and existing under the laws of British Columbia, and its successors and permitted assigns.

"PERSON" means a natural person, partnership, limited partnership, limited liability partnership, corporation, limited liability corporation, unlimited liability company, joint stock company, trust, unincorporated association, joint venture or other entity or Governmental Entity, and pronouns have a similarly extended meaning.

"PURCHASE AGREEMENT" means the purchase agreement dated as of February 18, 2005, between the Obligor and the Holder as the same may be amended, modified, extended, renewed, replaced, restated or supplemented from time to time.

"SECURITY"  means  the  grants,   mortgages,   charges  and  security  interests
constituted by this Debenture.

SECTION 3         INTERPRETATION

(1) In this Debenture the words "including", "includes" and "include" mean "including (or includes or include) without limitation". The expressions "Article", "Section" and other subdivision followed by a number mean and refer to the specified Article, Section or other subdivision of this Debenture.

(2) Any reference in this Debenture to gender includes all genders. Words importing the singular number only include the plural and vice versa. Except as otherwise provided in this Debenture, any reference to this Debenture is a reference to this Debenture as the same may have been or may from time to time be amended, modified, extended, renewed, restated, replaced or supplemented and includes all schedules to it. Except as otherwise provided in this Debenture, any reference in this Debenture to a statute is a reference to such statute and all rules and regulations made under it as the same may have been or may from time to time be amended or re-enacted.

(3) The division of this Debenture into Articles, Sections and other subdivisions and the insertion of headings are for convenient reference only and do not affect its interpretation. The schedules attached to this Debenture form an integral part of it for all purposes of it.

SECTION 4         GRANT OF SECURITY - FIXED CHARGE.

Subject to Section 6, as security for the due payment of the principal amount and other amounts owing under this Debenture, the Obligor grants, assigns, conveys, transfers, mortgages, pledges and charges, as and by way of a fixed and specific mortgage, charge and pledge, to and in favour of the Holder and otherwise grants to the Holder a security interest in, all of the Obligor's right, title and interest in and to the real and immoveable property, both freehold and leasehold, and other interests, including without limitation staked claims and licences of occupation, in the property described in Schedule "A" (collectively, the "Properties"); all rights, leases, licences, easements, rights-of-way, profits a prendre and interests in real property with respect to the Properties (and all renewals, extensions and amendments or substitutions thereof); all facilities relating to or required for use in connection with the Properties; and all buildings, erections, structures, improvements, underground facilities, power, fuel and water supply, storage, waste disposal, roads and other transportation facilities and fixed plant, machinery and equipment presently situated on or under the Properties or which may at any time hereafter be constructed or brought or placed on or under the Properties or used in connection with the Properties.

SECTION 5         EFFECTIVENESS AND ATTACHMENT.

(1) The Security is effective whether or not any monies or liabilities so secured are advanced or incurred before or after or at the same time as this Debenture is issued. The Security will remain effective until such time as this Debenture is discharged as provided in Section 19, irrespective of whether, at any prior time, there may have been no indebtedness, liabilities or obligations (direct, indirect, absolute, contingent or otherwise) of the Obligor to the Holder outstanding.

(2) The Obligor acknowledges that (i) value has been given, (ii) it has rights in the Charged Premises (other than after-acquired Charged Premises), (iii) it has not agreed to postpone the time of attachment of the Security and (iv) it has received a duplicate original copy of this Debenture.

SECTION  6        SCOPE OF SECURITY.

(1) To the extent that an assignment of amounts payable and other proceeds arising under or in connection with, or the grant of a security interest in any agreement, licence, permit or quota of the Obligor would result in the termination of such agreement, licence, permit or quota (each, a "Restricted Asset"), the Security will constitute a trust created in favour of the Holder, pursuant to which the Obligor shall hold as trustee all proceeds arising under or in connection with the Restricted Asset in trust for the Holder.

(2) The Security does not extend or apply to the last day of the term of any lease or sublease of real property or agreement for a lease or sublease of real property, now held or hereafter acquired by the Obligor, but the Obligor will stand possessed of any such last day upon trust to assign and dispose of it as the Holder may direct.

SECTION 7         PROTECTIVE DISBURSEMENTS.

If the Obligor fails to perform any of its covenants in this Debenture or otherwise, then the Holder may, in its absolute discretion, perform any covenant capable of being performed by it and, if the covenant requires the payment or expenditure of money, the Holder may make the payment but is under no obligation to do so. All sums so paid or expended by the Holder shall be immediately payable by the Obligor and shall be secured by this Debenture, having the benefit of the Security in priority to the indebtedness evidenced by this Debenture. No such performance or payment will relieve the Obligor from any default under this Debenture or the consequences of such default.

SECTION 8         COVENANTS.

Subject to the terms of the Purchase Agreement, the Obligor will not sell, assign, convey, exchange, lease, release or abandon or otherwise dispose of any Charged Premises except as permitted by the Holder in writing. The Obligor will not create or suffer to exist any Lien on the Charged Premises, except as permitted by the Holder in writing. Enforcement.

SECTION 9         ENFORCEMENT.

The Security becomes and is enforceable against the Obligor if and when the Obligor fails to repay the principal amount and other amounts owing under this Debenture on demand or otherwise when the same become due and payable.

SECTION 10        REMEDIES.

Whenever the Security is enforceable, the Holder may realize upon the Charged Premises and enforce its rights by:

         (a) entry into possession of the Charged Premises by any method permitted by law;

         (b) sale, grant of options to purchase, or lease of all or any part of the Charged Premises;

         (c) holding, storing and keeping idle or operating all or any part of the Charged Premises;

         (d) collection of any proceeds arising in respect of the Charged Premises;

         (e) institution of proceedings in any court of competent jurisdiction for the appointment of a receiver (which term as used in this Debenture includes a receiver and manager) of all or any part of the Charged Premises;

         (f)      institution   of   proceedings   in  any  court  of  competent
                  jurisdiction for sale or foreclosure of all or any part of the Charged Premises;

         (g) filing of proofs of claim and other documents to establish claims to the Charged Premises in any proceeding relating to the Obligor;

         (h) appointment by instrument in writing of a receiver or agent of all or any part of the Charged Premises and removal or replacement from time to time of any such receiver or agent; and

         (i) any other remedy or proceeding authorized or permitted in this Debenture or otherwise by law or equity.

SECTION 11        ADDITIONAL RIGHTS.

In addition to the rights of the Holder set forth in Section 9, whenever the Security is enforceable, the Holder may:

         (a) require the Obligor, at the Obligor's expense, to assemble the Charged Premises, to the extent reasonably practicable, at a place or places designated by notice in writing and the Obligor agrees to so assemble the Charged Premises immediately upon receipt of such notice;

         (b) require the Obligor, by notice in writing, to disclose to the Holder the location or locations of the Charged Premises and the Obligor agrees to make such disclosure when so required;

         (c) repair, process, modify, complete or otherwise deal with the Charged Premises, and prepare for the disposition of the Charged Premises, whether on the premises of the Obligor or otherwise;

         (d) pay any liability secured by any Lien against any Charged Premises other than Liens in existence at the time the Obligor acquired the Charged Premises or arising out of action or inaction by the Holder (the Obligor will immediately on demand reimburse the Holder for all such payments);

         (e) borrow for the maintenance, preservation or protection of the Charged Premises and mortgage, charge or grant a security interest in the Charged Premises, whether or not in priority to the Security, to secure repayment;

         (f) commence, continue or defend any judicial or administrative proceedings for the purpose of protecting, seizing, collecting, realizing or obtaining possession or payment of the Charged Premises, and give good and valid receipts and discharges and compromise or give time for the payment or performance of all or any part of the accounts or any other obligation of any third party to the Obligor; and

         (g) at any public sale, and to the extent permitted by law on any private sale, bid for and purchase any or all of the Collateral offered for sale and upon compliance with the terms of such sale, hold, retain and dispose of such Collateral without any further accountability to the Obligor or any other Person with respect to such holding, retention or disposition, except as required by law. In any such sale to the Holder, the Holder may, for the purpose of making payment for all or any part of the Collateral so purchased, use any claim for Secured Obligations then due and payable to it as a credit against the purchase price.

SECTION 12        EXERCISE OF REMEDIES.

The remedies under Section 9 and Section 11 may be exercised from time to time separately or in combination and are in addition to, and not in substitution for, any other rights of the Holder however arising or created. The Holder is not bound to exercise any right or remedy and the exercise of any right or remedy is without prejudice to any other rights of the Holder including the right to claim for any deficiency. The taking of any action or proceeding or refraining from so doing, or any other dealings with any other security for the monies secured by this Debenture shall not release or affect the Security.

SECTION 13        RECEIVER'S POWERS.

(1) Any receiver appointed by the Holder is vested with the rights and remedies which could have been exercised by the Holder in respect of the Obligor or the Charged Premises and such other powers and discretions as are granted in the instrument of appointment and any supplemental instruments. The identity of the receiver, any replacement and any remuneration are within the sole and unfettered discretion of the Holder.

(2) Any receiver appointed by the Holder will act as agent for the Holder for the purposes of taking possession of the Charged Premises, but otherwise and for all other purposes (except as provided below), as agent for the Obligor. The receiver may sell, lease, or otherwise dispose of the Charged Premises as agent for the Obligor or as agent for the Holder as the Holder may determine in its discretion. The Obligor agrees to ratify and confirm all actions of the receiver acting as agent for the Obligor, and to release and indemnify the receiver in respect of all such actions.

(3) The Holder, in appointing or refraining from appointing any receiver, does not incur liability to the receiver, the Obligor or otherwise and is not responsible for any misconduct or negligence of such receiver.

(4) All moneys from time to time received by the receiver may be applied as follows (i) first, in discharge of all operating expenses and other outgoings affecting the Charged Premises, (ii) second, in keeping in good standing all charges and liens on the Charged Premises having priority over the Security, (iii) third, in payment of the remuneration and disbursements of the receiver, (iv) fourth, in payment to the Holder of the moneys payable hereunder, and (v) the balance, if any, shall be paid to the Obligor or as a court of competent jurisdiction may otherwise direct.

SECTION 14        APPOINTMENT OF ATTORNEY.

The Obligor hereby irrevocably constitutes and appoints the Holder (and any officer of the Holder) the true and lawful attorney of the Obligor. As the attorney of the Obligor, the Holder has the power to exercise for and in the name of the Obligor with full power of substitution, whenever the Security becomes enforceable, any of the Obligor's right (including the right of disposal), title and interest in and to the Charged Premises including the execution, endorsement, delivery and transfer of the Charged Premises to the Holder, its nominees or transferees, and the Holder and its nominees or transferees are hereby empowered to exercise all rights and powers and to perform all acts of ownership with respect to the Charged Premises to the same extent as the Obligor might do. All acts of the attorney are ratified and approved, and the attorney is not liable for any act, failure to act or any other matter or thing, except for its own gross negligence or wilful misconduct. This power of attorney is irrevocable, is coupled with an interest, has been given for valuable consideration (the receipt and adequacy of which is acknowledged) and survives, and does not terminate upon, the bankruptcy, dissolution, winding up or insolvency of the Obligor. This power of attorney extends to and is binding upon the Obligor's successors and permitted assigns. The Obligor authorizes the Holder to delegate in writing to another Person any power and authority of the Holder under this power of attorney as may be necessary or desirable in the opinion of the Holder, and to revoke or suspend such delegation.

SECTION 15        DEALING WITH THE CHARGED PREMISES.

(1) The Holder is not obliged to exhaust its recourse against the Obligor or any other Person or against any other security it may hold before realizing upon or otherwise dealing with the Charged Premises in such manner as it may consider desirable.

(2) The Holder may grant extensions or other indulgences, take and give up securities, accept compositions, grant releases and discharges and otherwise deal with the Obligor and with other Persons, sureties or securities as it may see fit without prejudice to the obligations and liability of the Obligor or the rights of the Holder in respect of the Charged Premises.

(3) The Holder is not (i) liable or accountable for any failure to collect, realize or obtain payment in respect of the Charged Premises, (ii)
         bound to institute proceedings for the purpose of collecting, enforcing, realizing or obtaining payment of the Charged Premises or for the purpose of preserving any rights of any Persons in respect of the Charged Premises, (iii) responsible for any loss occasioned by any sale or other dealing with the Charged Premises or by the retention of or failure to sell or otherwise deal with the Charged Premises, or (iv) bound to protect the Charged Premises from depreciating in value or becoming worthless.

(4) The Holder has no obligation to keep the Charged Premises in its possession identifiable.

(5) The Holder may, after the Security is enforceable, (i) notify any Person obligated on an account or on chattel paper or any obligor on an instrument to make payments to the Holder, whether or not the Obligor was previously making collections on such accounts, chattel paper, instruments, and (ii) assume control of any proceeds arising from the Charged Premises.

SECTION 16        STANDARDS OF SALE.

Without  prejudice  to the  ability  of the  Holder to  dispose  of the  Charged
Premises  in  any  manner  which  is   commercially   reasonable,   the  Obligor
acknowledges that:

         (a)      the Charged Premises may be disposed of in whole or in part;

         (b) the Charged Premises may be disposed of by public auction, public tender or private contract, with or without advertising and without any other formality;

         (c) any assignee of the Charged Premises may be a customer of the Holder;

         (d) any sale conducted by the Holder will be at such time and place, on such notice and in accordance with such procedures as the Holder, in its sole discretion, may deem advantageous;

         (e) the Charged Premises may be disposed of in any manner and on any terms necessary to avoid violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that the prospective bidders and purchasers have certain qualifications, and restrict the prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of the Charged Premises) or in order to obtain any required approval of the disposition (or of the resulting purchase) by any governmental or regulatory authority or official;

         (f) a disposition of the Charged Premises may be on such terms and conditions as to credit or otherwise as the Holder, in its sole discretion, deems advantageous; and

         (g) the Holder may establish an upset or reserve bid or price in respect of the Charged Premises.

SECTION 17        DEALINGS BY THIRD PARTIES.

No Person dealing with the Holder or its agent or a receiver is required to determine (i) whether the Security has become enforceable, (ii) whether the powers which the Holder or its agent or a receiver is purporting to exercise have become exercisable, (iii) whether any money remains due upon the Security,
(iv) the necessity or expediency of the stipulations and conditions subject to which any sale or lease is made, (v) the propriety or regularity of any sale or any other dealing by the Holder or its agent or a receiver with the Charged

Premises, or (vi) how any money paid to the Holder has been applied. Any bona fide purchaser of all or any part of the Charged Premises from the Holder or any receiver or agent will hold the Charged Premises absolutely, free from any claim or right of whatever kind, including any equity of redemption, of the Obligor, which it specifically waives (to the fullest extent permitted by law) as against any such purchaser and all rights of redemption, stay or appraisal which the Obligor has or may have under any rule of law now existing or hereafter adopted.

SECTION 18        NO RIGHT OF SET-OFF.

The principal and other amounts and liabilities secured by this Debenture will be paid by the Obligor when due without regard to any equities existing between the Obligor and any other party including the Holder and without regard to any right of set-off or cross-claim or of any other claim or demand of the Obligor against the Holder or otherwise.

SECTION 19        DISCHARGE.

The Security will be discharged upon, but only upon, full and indefeasible payment of all principal and other amounts secured and performance of all obligations of the Obligor to the Holder and the Holder having no obligations to the Obligor. At the request and expense of the Obligor, the Holder will execute and deliver to the Obligor such releases, discharges, financing statements and other documents or instruments as the Obligor may reasonably require to effect the discharge of the Security.

SECTION 20        NOTICES.

Any notice, direction or other communication (each a "Notice") given under this Debenture must be in writing, sent by personal delivery, courier or facsimile (but not by electronic mail) and addressed:

         (a)      to the Obligor  at:

                  Suite  #1305,  1090 West  Georgia  Street
                  Vancouver, British Columbia
                  V1E 3V7

                  Attention:    Nick DeMare
                  Telephone:    604-685-9316
                  Facsimile:    604-683-1585

         (b)      to the Holder at:

                  14 Park Lane Circle
                  Toronto, Ontario
                  M5B 1Z7

                  Attention:    Patrick Sheridan

                  With a copy to:

                  Stikeman Elliott LLP
                  5300 Commerce Court West
                  199 Bay Street
                  Toronto, Ontario  M5L 1B9

                  Attention:    Brian Pukier

A  Notice  is  deemed  to be  delivered  and  received  (i) if sent by  personal delivery, on the date of delivery if it is a Business Day and the delivery was made prior to 4:00 p.m. (local time in place of receipt) and otherwise on the next Business Day, (ii) if sent by same-day service courier, on the date of delivery if sent on a Business Day and delivery was made prior to 4:00 p.m. (local time in place of receipt) and otherwise on the next Business Day, (iii) if sent by overnight courier, on the next Business Day, or (iv) if sent by facsimile, on the Business Day following the date of confirmation of transmission by the originating facsimile. The Obligor or the Holder may change its address for notice from time to time by providing a Notice in accordance with the foregoing. Any subsequent Notice must be sent to the Obligor or the Holder at its changed address. Any element of an address that is not specifically changed in a Notice will be assumed not to be changed.

SECTION 21        NO MERGER, SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

This Debenture does not operate by way of merger of any of the principal and other amounts owing under this Debenture and no judgment recovered by the Holder will operate by way of merger of, or in any way affect, the Security, which is in addition to, and not in substitution for, any other security now or hereafter held by the Holder in respect of the principal and other amounts owing under this Debenture.

SECTION 22        REIMBURSEMENT OF HOLDER'S EXPENSES.

The Obligor is liable for and will pay on demand by the Holder any and all Expenses. "Expenses" means all expenses, costs and charges incurred by or on behalf of the Holder in connection with this Debenture, the Security or the Charged Premises, including all legal fees, court costs, receiver's or agent's remuneration and other expenses of taking possession of, repairing, protecting, insuring, preparing for disposition, realizing, collecting, selling, transferring, delivering or obtaining payment for the Charged Premises, and of taking, defending or participating in any action or proceeding in connection wit any of the foregoing matters or otherwise in connection with the Holder's interest in any Charged Premises, whether or not directly relating to the enforcement of this Debenture. All such sums shall be added to the indebtedness secured by this Debenture and shall also be secured, together with all other indebtedness, by this Debenture.

SECTION 23        FURTHER ASSURANCES.

The Obligor will do all acts and things and execute and deliver or cause to be executed and delivered all deeds, transfers, assignments and instruments that the Holder may require for (i) protecting the Charged Premises, (ii) perfecting the Security, and (iii) exercising all powers, authorities and discretions conferred upon the Holder. After the Security becomes enforceable the Obligor will do all acts and things and execute and deliver all deeds, transfers, assignments and instruments that the Holder may require for facilitating the sale of the Charged Premises in connection with its realization.

SECTION 24        SUCCESSORS AND ASSIGNS.

This Debenture is binding upon the Obligor, its successors and assigns, and enures to the benefit of the Holder and its successors and assigns. This Debenture may be assigned by the Holder without the consent of the Obligor, to such Person as the Holder may determine and, in such event, such Person will be entitled to all of the rights and remedies of the Holder as set forth in this

Debenture or otherwise. The Holder will provide notice to the Obligor of any such assignment, specifying the identity of the assignee and the date on which the assignment took place. In any action brought by an assignee to enforce any such right or remedy, the Obligor will not assert against the assignee any claim or defence which the Obligor now has or may have against the Holder. The Obligor may not assign, transfer or delegate any of its rights or obligations under this Debenture without the prior written consent of the Holder which may be unreasonably withheld.

SECTION 25        AMENDMENT.

This Debenture may only be amended, supplemented or otherwise modified by written agreement executed by the Holder and the Obligor.

SECTION 26        SEVERABILITY.

If any court of competent jurisdiction from which no appeal exists or is taken, determines any provision of this Debenture to be illegal, invalid or unenforceable, that provision will be severed from this Debenture and the remaining provisions will remain in full force and effect.

SECTION 27        WAIVERS, ETC.

No consent or waiver by the Holder is binding unless made in writing and signed by an authorized officer of the Holder. Any consent or waiver given under this Debenture is effective only in the specific instance and for the specific purpose for which given. No waiver of any of the provisions of this Debenture constitutes a waiver of any other provision. A failure or delay on the part of the Holder in exercising a right under this Debenture does not operate as a waiver of, or impair, any right of the Holder however arising. A single or partial exercise of a right on the part of the Holder does not preclude any other or further exercise of that right or the exercise of any other right by the Holder. So long as The Sheridan Platinum Group Ltd. is the Holder of this Debenture, the Obligor waives presentation and surrender of this Debenture against payment. In any other case, the Holder of this Debenture is required to present and surrender this Debenture against payment.

SECTION 28        GOVERNING LAW.

This Debenture will be governed by, interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. The Obligor irrevocably attorns and submits to the exclusive jurisdiction of any court of competent jurisdiction of the Province of Ontario sitting in Toronto, Ontario in any action or proceeding arising out of or relating to this Debenture. The Obligor irrevocably waives objection to the venue of any action or proceeding in such court or that such court provides an inconvenient forum. Nothing in this Section limits the right of the Holder to bring proceedings against the Obligor in the courts of any other jurisdiction. The Obligor hereby irrevocably consents to the service of any and all process in any such action or proceeding by the delivery of copies of such process to the Obligor at 1305, 1090 West Georgia Street, Vancouver, British Columbia, V1E 3V7. Nothing in this Section affects the right of the Holder to serve process in any manner permitted by law.

SECTION 29        NEGOTIABLE INSTRUMENT.

This Debenture is a negotiable instrument and all holders from time to time are invited by the Obligor to treat it accordingly.

                                HALO RESOURCES LTD.

                                By:
                                       --------------------------------------
                                       Authorized Signing Officer


                                By:
                                       --------------------------------------
                                       Authorized Signing Officer

                                  SCHEDULE "A"

                                 THE PROPERTIES


A.       PATENTS

PARCEL NUMBER                   CLAIM NUMBERS                        APPROX AREA

3457                            JES96toJES105                            172
10524                           K1332                                      7
10525                           K1333                                     17
10526                           K1334                                     16
10527                           K1335                                     24
30433                           K13464, K13467                            25
16650                           K1328                                     20
16651                           K1329                                     16
3922                            McA11                                     16
16121                           S158                                       1
3456                            S170, S172                                14
2063                            S173                                       3
1420                            S185                                     136

LEASEHOLD PARCEL NUMBER

2440                            K2554                                      16
2927                            K268722 & K268728-K268732                  86
2926                            K268723-K268727 & K268733                  76
2449                            K2555, K2689, K2690, K2691                 64
2450                            K2556, K3026, K1330                        41





B.       LICENCES OF OCCUPATION


LICENCE OF OCCUPATION

12126                           K121I3-K12I20,K3014-K3015,K3028-K3029     133
12369                           K13791-KI3797&K13811                      163
12548                           K13802                                      2
2702                            K2284, K3019                               16
2871                            K2374                                      10
10381                           K6127                                      16
10383                           K6I28                                      16
10382                           K6129                                      16
10385                           K6130                                      16
10386                           K6131, D493                                16
10387                           K6132                                      18
10388                           K6I33, K3018                               15

C.       STAKED CLAIMS



STAKED CLAIMS                   K3007239,K3007240,K3007250
(EXPIRY NOV 6/05)
                                K3007296-K300299
                                K3007303
                                K3007322-K3007326,K3007332               2256
                                K3007333-K3007334                         224
                                K3016925-K3016928                         896

TOTAL                           100 Claims                              4563 ha

                                   SCHEDULE I

                          GST CERTIFICATE AND INDEMNITY

                             GOODS AND SERVICES TAX
                            DECLARATION AND INDEMNITY

TO:               THE SHERIDAN PLATINUM GROUP LTD. (the "VENDOR")

RE: Purchase by Halo Resources Ltd. (the "PURCHASER") from the Vendor of the properties described in Schedule "B" (the "PROPERTY") pursuant to an agreement of purchase and sale dated as of__________________, as amended from time to time

________________________________________________________________________________

         The undersigned hereby represents, warrants and agrees as follows:

1. The Purchaser is registered under Subdivision (d) of Division V of Part IX of the EXCISE TAX ACT (Canada) for the collection and remittance of the goods and services tax ("GST") and its registration number is ________________________, and such registration is in good standing and has not been revoked or terminated;

2. Attached hereto as Schedule "A" is a notarial copy of the Purchaser's Goods and Services Tax registration certificate;

3. The Property is being purchased by the Purchaser as principal for its own account and is not being purchased by the Purchaser as an agent, trustee, or otherwise on behalf of or for another person;

4.       The  Purchaser  shall  self-assess,  be  liable  for and  remit  to the
         appropriate   governmental  authority  all  GST  which  is  payable  in
         connection with its purchase of the Property; and

5. The Purchaser shall indemnify and save harmless the Vendor from any GST, penalty, costs, interest or other amount which may be payable by or assessed against the Vendor under the EXCISE TAX ACT as a result of or in connection with the Vendor's failure to collect and remit any GST applicable in this transaction or as a result of any failure by the Purchaser to comply with the provisions of this Declaration and Indemnity.



DATED as of _____________________, 2005.



                                HALO RESOURCES LTD.



                                Per:  _________________________________

                                Name:

                                Title